UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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BALCHEM CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2020 PROXY STATEMENT
& NOTICE OF ANNUAL MEETING

June 18, 2020

MAKING THE WORLD A HEALTHIER PLACE

balchem®

Solve Today. Shape Tomorrow.

April 27, 2020
Dear Fellow Shareholders:

It is my pleasure to invite you to join us for Balchem Corporation’s 2020 Annual Meeting of Shareholders, which will take place on June 18, 2020, at 2:00 p.m. Eastern Daylight
Savings time.

Our Annual Meeting will once again be a virtual meeting. It will be conducted via live webcast, and shareholders may participate online by logging in at www.virtualshareholdermeeting.com/BCPC2020. Using this website, you will be able to listen, vote, and submit questions from any remote location that has internet connectivity. If you plan to participate in the Annual Meeting, please see the instructions on Page 50 of the attached Proxy Statement.

Regardless of the number of shares you hold, we hope you will exercise your right to vote by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials, or the paper or electronic copy of our proxy materials you received for the meeting.
At this year’s meeting we ask for your vote to:
•	elect three Class 3 directors to the Board of Directors to serve until the 2023 annual meeting;
•	ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and,
•	cast an advisory (non-binding) vote on the Company’s executive compensation.
I would like to thank Balchem’s Board of Directors for all of their contributions to our company. Our Board plays a critical and active role in our success. The Board is intimately involved in the development and implementation of our strategy. We devote a portion of each Board meeting to discussing growth, strategic initiatives, and risks and opportunities in the markets we serve, with a focus on delivering shareholder value.
In terms of our corporate governance, over the past 18 months, we have:
•	Issued our first Sustainability Report, which among other things, draws attention to our Company’s recent efforts relative to Environmental Social & Governance (ESG) issues;
•	Updated and amended the Charter of our Corporate Governance & Nominating Committee to explicitly place responsibility for ESG matters within the purview of this Committee;
•	Updated and amended our Corporate Governance Guidelines to more accurately reflect the Company’s commitment to seek and elect diverse board members; and,
•	Elected Joyce Lee to our Board of Directors. Ms. Lee has immense experience as a senior executive in leading companies in the animal health industry.
The Sustainability Report, the Corporate Governance & Nominating Committee Charter and the Corporate Governance Guidelines may all be accessed at www.balchem.com. We also added Mr. Knutson to our Board in 2018, meaning that 2 of our 8 directors have been added in last two and half years, thus adding to the diversity of thought and experiences of our Board.
Thank you for your continued support of Balchem and I look forward to our Annual Meeting.
Sincerely,

Theodore L. Harris
Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Shareholders for Balchem Corporation

DATE AND TIME:	Thursday, June 18, 2020, 2 p.m. Eastern Daylight Savings Time (“EDT”)

PLACE:	On line, at www.virtualshareholdermeeting.com/BCPC2020

ITEMS OF BUSINESS:	1.	To elect three Class 3 directors to the Balchem Board of Directors to serve until the 2023 annual meeting;
	2.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;
	3.	To hold an advisory (non-binding) vote on the Company’s executive compensation; and,
	4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

WHO CAN VOTE:	Record holders of Common Stock at the close of business on April 21, 2020.

HOW TO VOTE:
Shareholders who receive a printed copy of this Proxy Statement and who do not expect to attend the Meeting are requested to complete, date and sign the enclosed Proxy Card and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Shareholders may also submit a Proxy Card over the internet or by phone, at www.proxyvote.com. You will need to input the control number located on the Proxy Card or Notice of Availability of Proxy Materials (the “Materials’ Notice”) when accessing these documents. If you attend the Meeting virtually, using the above website, you will be able to vote and submit questions from any remote location that has internet connectivity.

2019 ANNUAL REPORT AND DATE OF DISTRIBUTION:
For more complete information, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended 2019. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2019 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report to Shareholders are first being made available or mailed to shareholders on or about April 27, 2020.

By order of the Board of Directors,

April 27, 2020	Mark A. Stach, Secretary

BALCHEM CORPORATION COMPANY HIGHLIGHTS AND PROXY STATEMENT EXECUTIVE SUMMARY
About Balchem
At Balchem, we are committed to making the world a healthier place by delivering trusted, innovative, and science-based solutions to the nutrition, food, sterilization, and energy markets. We provide the service, quality, and technology that enables our customers to win with their customers. We have built a reputation for delivering results to all of our stakeholders.
Founded in 1967, Balchem became a publicly traded company in 1970 and is listed on NASDAQ under the symbol “BCPC.” Our corporate headquarters is located in New Hampton, New York, along with a broad network of sales offices, manufacturing sites, and R&D centers, primarily located in US and Europe.
The company consists of four business segments: Human Nutrition & Health; Animal Nutrition & Health; Specialty Products and Industrial Products. Balchem employs over 1,400 people worldwide who are engaged in diverse activities, committed to developing the company into global market leadership positions.
Balchem solves today, Shapes tomorrow.
Human Nutrition & Health
Balchem Human Nutrition and Health is the global leader in choline, chelated mineral, and micro-encapsulation technologies with strong positions in powder, flavor and cereal system formulation. Food or beverage, supplement or pharmaceutical, our Human Nutrition & Health business segment provides ready-made and custom nutrients, ingredients, systems, and products that enable our customers to create better finished goods that improve all aspects of life. As the human nutrition space continues to evolve, our capabilities grow, allowing us to deliver scientifically proven health benefits and fantastic taste in applications from infant formulas to performance shakes and functional foods.
Animal Nutrition & Health
Balchem Animal Nutrition and Health is the global leader in choline production and nutrient encapsulation technology. With a growing portfolio of nutrition products and a dedication to innovation and industry sustainability, Balchem Animal Nutrition and Health is leading the charge to meet the nutritional needs of ruminants, monogastrics, and companion animals.
Specialty Products
Our Specialty Products business segment specializes in re-packaging and worldwide distribution of select gases and chemicals, especially ethylene oxide for sterilization of medical devices and propylene oxide for spice and nutmeat fumigation. We have the packaging and distribution know-how to ensure the safe delivery of these products in returnable, reusable, environmentally safe containers. Our Plant Nutrition business unit, included in Specialty Products, provides chelated minerals under the trade name Metalosate® to the agricultural market.
Industrial Products
Balchem’s Industrial Products segment offers solutions using choline, choline derivatives, and methylamines for various applications, including as a component for hydraulic fracking and drilling fluids for shale oil and natural gas wells. Our products offer effective, economical and environmentally friendly alternatives for clay stabilization to an environmentally sensitive market.

2019 FINANCIAL HIGHLIGHTS
•	Full year net sales of $643.7 million were slightly higher than the prior year.
•
Year over year sales growth in three of the four segments, with all-time record sales in Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products, offset by reduced sales in Industrial Products.

•	Full year GAAP net earnings were $79.7 million, an increase of $1.1 million, or 1.4% from the prior year. These net earnings resulted in GAAP earnings per share of $2.45.
•	Full year adjusted net earnings of $103.7 million increased $5.9 million or 6.1% from the prior year, resulting in adjusted earnings per share of $3.19.
•	Full year adjusted EBITDA was $160.0 million, an increase of $0.7 million, or 0.5%, from the prior year.
•	Full year cash flows from operations were $124.5 million for 2019 with full year free cash flow of $96.1 million.
FORWARD-LOOKING INFORMATION
Statements in this Proxy Statement not based on historical facts are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified in this Proxy Statement by using words such as "expect," "strive," "looking ahead," "outlook," "guidance," "forecast," "goal," "optimistic," "anticipate," "continue," "plan," "estimate," "project," "believe," "should," "could," "will," "would," "possible," "may," "likely," "intend," "can," "seek," "potential," "pro forma," or the negative thereof and similar expressions or future dates. Although such statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. Accordingly, such statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. Reference is made to our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), on December 20, 2019, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC, for a list of such factors.

PROXY STATEMENT OF BALCHEM CORPORATION
Meeting Agenda And Recommendations
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Balchem Corporation (“Balchem” or the “Company”) to be voted at the 2020 Virtual Annual Meeting of Shareholders (the “Annual Meeting” or the “Meeting”) on June 18, 2020 at 2:00 p.m., local time, and at any adjournment or postponement thereof. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has internet connectivity. Shareholders may only participate online by logging into www.virtualshareholdermeeting.com/BCPC2020 at 1:55 p.m. This Proxy Statement, Proxy Card and Materials’ Notice are expected to be sent to shareholders beginning on or about April 27, 2020.
The Board of Directors has fixed the close of business on April 21, 2020 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:
Proposal	Recommendation	Vote Standard*	Page
Proposal One To elect three Class 3 directors to the Board of Directors to serve until the Annual Meeting of Shareholders in 2023.	FOR each nominee	Majority present & entitled to vote.	11
Proposal Two To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR	Majority present & entitled to vote.	16
Proposal Three To hold an advisory (non-binding) vote on the Company’s executive compensation.	FOR	Majority present & entitled to vote.	17
* For the election of directors, you have the choice of voting “FOR” all or individual nominees or to “Withhold Authority” to vote for all or individual nominees. For the other proposals, you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”.
Casting Your Vote
Please provide your proxy by internet, phone, or by filling in, signing, dating and promptly mailing your Proxy Card or voting instruction form.
By Internet:	By Phone:	By Mail:
www.proxyvote.com	1-800-690-6903 (toll free within U.S. and Canada)	Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
Why did I receive these materials?
Our Board is soliciting proxies to be voted at the Annual Meeting on June 18, 2020. To participate in the Meeting, visit www.virtualshareholdermeeting.com/BCPC2020 and enter the 16-digit control number included on your Proxy Card or Materials’ Notice. You may begin to log into the virtual meeting platform (the “Meeting Platform”) beginning at 1:55 p.m. EDT on June 18, 2020. The Meeting will begin promptly at 2:00 p.m. EDT on June 18, 2020.
How are these materials being distributed?
On or about April 27, 2020, we began mailing this Proxy Statement, a Proxy Card and a Notice of Materials’ Availability to certain shareholders of record as of April 21, 2020 and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Materials’ Notice, shareholders may also request printed proxy materials. The Materials’ Notice and website also provide information regarding how you may request proxy materials in printed or electronic form or electronically on an ongoing basis. We also mailed proxy materials to certain shareholders.
Why am I getting these materials from my broker, bank or other nominee, and not directly from Balchem?
If you hold your shares through a broker, bank or other nominee, you may also receive either the Materials’ Notice or printed proxy materials from that entity, as required by SEC rules.
What is the difference between a shareholder of record and a shareholder who holds shares in street name?
If your shares are registered in your name on the books and records of our transfer agent, Broadridge Corporate Issuer Solutions, you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name.
Who Is Entitled to Vote and How Many Shares Must Be Present to Hold the Annual Meeting?
Shareholders of record at Record Date will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Meeting. As of April 21, 2020, there were 32,316,681 outstanding shares of our Common Stock. Each share of our Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Shares of our Common Stock that are held by us in our treasury are not counted as outstanding shares and will not be voted.
To conduct the Meeting, a majority of the shares issued and outstanding as of the Record Date must be present. This is referred to as a quorum.
How do I vote my shares?
By Telephone, E-Mail or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call), e-mail or by internet, using the procedures and instructions described on the Proxy Card, Materials’ Notice. If you vote by telephone, e-mail or internet, you need not mail back your Proxy Card. A control number, located on the Proxy Card or Materials’ Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. Street name holders may vote by telephone or internet if their brokers, banks or other nominees make those methods available. Each broker, bank or other nominee will enclose instructions with the proxy materials. Follow the voting instructions on the form you receive from that firm.
In Writing: All shareholders also may vote by mailing their completed and signed Proxy Card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).
What vote is required to pass the proposals?
If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2020 Annual Meeting is required to elect directors, to ratify the appointment of RSM, to approve the compensation of the Company’s NEOs and to act on any other matters

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
properly brought before the meeting. Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the other proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as a vote against such nominee or nominees, against such proposals and against such other matters, respectively.
What if my shares are held in a brokerage account?
Many banks and brokerage firms are participating in online programs that allow eligible shareholders to vote over the internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain internet or telephone voting information, please complete and return the paper voting form in the self-addressed, postage-paid envelope provided by your bank or brokerage firm Voting via the internet is conducted at www.proxyvote.com, or by phone. You will need to input the control number located on the Proxy Card or Materials’ Notice when accessing these documents. If you attend the Meeting virtually, using the above website, you will be able to vote and submit questions from any remote location that has internet connectivity.
What if I own registered shares?
If your shares are registered in your name with our transfer agent, you may vote either over the internet or by telephone. Specific instructions for voting in this manner are set forth on the enclosed Proxy Card. These procedures are designed to authenticate each shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded
Will my shares be voted if I do not provide my Proxy Card or voting instructions?
Street Name Holders: If your shares are held in a brokerage, bank or another account that bears the name of the holder and not you—shares referred to as held in “street name”—and you do not provide your voting instructions to your broker, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to stock exchange rules. Only the ratification of RSM as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the Meeting are not considered “routine” under stock exchange rules. If you do not provide voting instructions on a non-routine matter, your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Broker non-votes, which only count toward the establishment of a quorum, will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters.
Shareholders of Record: If your shares are registered in your name on the books and records of our transfer agent, you are a shareholder of record, meaning you are designated a registered shareholder. If you are a shareholder of record, your shares will not be voted if you do not provide your Proxy Card or vote in person at the meeting. It is, therefore, important that you vote your shares.
What if I do not specify a choice for a matter when returning a Proxy Card?
If your Proxy Card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the ratification of the appointment of RSM as our independent registered public accounting firm in Proposal 2 and FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers in Proposal 3. Otherwise, signed Proxy Cards without specified choices will be voted in the discretion of the proxies.
How will my shares be voted on any other matters to come before the meeting?
The Board is not aware of any matters to come before the Meeting other than as described above. If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of Proxy Card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Approval of any other matter that may come before the Annual Meeting is be determined by the affirmative vote of a majority of all votes cast on the matter, by attending the Meeting or represented by proxy. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote.

QUESTIONS AND ANSWERS ABOUT THE BALCHEM ANNUAL MEETING
How Will Business Be Conducted at the Annual Meeting?
The presiding officer at the Annual Meeting will determine how business at the Meeting will be conducted. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received.
May shareholders ask questions at the 2020 Annual Meeting?
Yes. You may submit questions on line via the link provided above. Questions must relate directly to the business of the meeting. To submit a question, log into the Meeting Platform at:
www.virtualshareholdermeeting.com/BCPC2020
type your question into the “Ask a Question” field and click “Submit.”
Questions pertinent to Meeting matters will be answered during the Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Meeting due to time constraints will be posted online and answered at https://www.balchem.com/investor-relations/. The questions and answers will be available as soon as practical after the Meeting and will remain available until one week after posting.
If you encounter any technical difficulties with the Meeting Platform on the Meeting day, please call the technical support number that will be posted on the Meeting Platform. Technical support will be available starting at 8:00 a.m. EDT on June 18, 2020 and will remain available until thirty minutes after the Meeting has finished.
Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, fax or in person. All expenses incurred relating to this solicitation will be borne by the Company. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners our Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.
Can I change my vote?
A shareholder who votes prior to the Meeting may revoke their proxy by attending and voting at the Meeting, or by submitting another proxy bearing a later date, by notifying the Inspectors of Election, or the Secretary of the Company of such revocation, in writing, prior to the Annual Meeting and the closing of the polls at the Meeting.
Internet Availability of Proxy Materials
The Company’s Proxy Statement and Annual Report to shareholders for the year ended December 31, 2019 are available at http://proxymaterials.balchem.com.

MANAGEMENT PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
Our Board consists of 8 members, with the classification of the Board into three classes (Class 1, Class 2 and Class 3), as more particularly described in the table below. The term of the three current Class 3 directors will expire at the Annual Meeting. At the Annual Meeting, three Class 3 directors are to be elected to hold office until the 2023 annual meeting of shareholders or until their successors have been elected and qualified. The nominees and continuing directors are listed below with brief biographies.
Name	Class	Next Election Date
David Fisher	3	2020
Perry Premdas	3	2020
Dr. John Televantos	3	2020
Theodore Harris	1	2022
Matthew Wineinger	1	2022
Paul Coombs	2	2021
Daniel Knutson	2	2021
Joyce Lee	2	2021
The Board is not aware of any reason why any such nominee may be unable to serve as a director. If any, some or all of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend, or the Board may fill the vacancy or may amend the Company’s Bylaws to reduce the size of the Board.
DIRECTORS STANDING FOR RE-ELECTION
David Fischer, Class 3 Director (Term expires 2020)
Age: 57
Independent Director since 2010
Professional Highlights
•
Retired director and President and Chief Executive Officer of Greif, Inc. (NYSE), a supplier of industrial packing systems from November 2011 to October 2015. President and Chief Operating Officer of Greif from 2007 to 2011, and from 2004 to 2007, Senior Vice President and Divisional President, Industrial Packaging & Services - Americas.

• A co-founder and chairman of the board of directors of 10x Engineered Materials, a manufacturer of high-tech abrasives for industrial applications.
Committee Assignments
• Executive
• Compensation
• Audit
Other Current Public Company Directorships
• Ingredion Incorporated (NYSE)
Nominee Qualifications

Mr. Fischer holds a Bachelor of Science degree from Purdue University. Mr. Fischer’s management and leadership skills, developed over years of responsibility for complex, global manufacturing operations, and his intimate knowledge of mergers and acquisitions, position him as a critical component of our Board as we look to grow both organically and by acquisition.

PROPOSAL 1. ELECTION OF DIRECTORS
Perry Premdas, Class 3 Director (Term expires 2020)
Age: 67
Independent Director since 2008
Professional Highlights
•	Currently retired.
•	Mr. Premdas was Chief Financial Officer of Celanese AG, a chemical and plastics business spun-off by Hoechst AG and listed on the Frankfurt stock exchange and the NYSE from 1999 to 2004.
•	Senior Executive Vice President and Chief Financial Officer of Centeon LLC from 1997 to 1998.
Committee Assignments
•	Executive
•	Compensation
•	Corporate Governance and Nominating Committee
Other Current Public Company Directorships
•	None
Past Public Company Directorships
•	Compass Minerals International, Inc. (NYSE) (until May 2015)
Nominee Qualifications

Over his career, Mr. Premdas led treasury, finance, audit and investor relations functions of US and international companies and had general manager, executive and director roles in various wholly-owned and joint venture operations. He holds a BA from Brown University and an MBA from the Harvard University Graduate School of Business. Mr. Premdas, who served as our Audit Committee Chairman and the Board of Director’s audit committee financial expert from 2008 to 2018, brings a combination of financial and international business management experience in the chemical industry, making him a valuable member of our Board.

Dr. John Televantos, Class 3 Director and Lead Director (Term expires 2020)
Age: 67
Independent Director since 2005, Lead Director since 2010
Professional Highlights
• Senior Partner at Arsenal Capital Partners, Inc., a private equity investment firm, where he leads the Chemicals and Materials practice of the firm.
• From April 2002 through February 2005, President of the Aqualon Division and Vice President of Hercules, Inc., a chemical manufacturing company.
Committee Assignments
• Executive
• Compensation, Chairman
• Corporate Governance and Nominating Committee
Other Current Public Company Directorships
• None
Nominee Qualifications

Dr. Televantos holds B.S. and Ph.D. degrees in Chemical Engineering from the University of London, United Kingdom. In addition to his experience in the chemical manufacturing industry and management of publicly traded chemical manufacturing entities, Dr. Televantos is also significantly involved in private equity markets and processes involving chemical manufacturing companies. Collectively, these make Dr. Televantos a valuable member of the Board.

Vote Required to Elect Directors
A director nominee must receive a plurality of the votes cast at the Meeting, assuming a quorum is present. This means that a broker non-vote or a vote withheld from a particular nominee will not affect the outcome of the election of directors. However, we have adopted a majority vote policy. Under the Company’s Corporate Governance Guidelines (the “Governance Guidelines”), if a nominee for director in an uncontested election

PROPOSAL 1. ELECTION OF DIRECTORS
receives a greater number of “withhold” votes for election than “for” votes, that director shall promptly tender to the Board his or her resignation from the Board. The Corporate Governance and Nominating Committee will then make a recommendation to the Board whether to accept or reject the resignation tendered by such director or whether other action is necessary.
The Board will act on the tendered resignation, considering the recommendation of the Corporate Governance and Nominating Committee as well as other potentially relevant factors, within 90 days from the date of the certification of the election results. The director whose resignation is under consideration is not permitted to participate in the recommendation of the Corporate Governance and Nominating Committee or deliberations of the Board with respect to his or her resignation. If a director’s resignation is accepted by our Board, the Board may fill the resulting vacancy or may amend the Company’s Bylaws to decrease the size of the Board.
The Governance Guidelines are available on the Corporate Governance page in the Investor Relations section of the Company’s website: www.balchem.com
UPON RECOMMENDATION BY THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE ‘FOR’ THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.
CONTINUING DIRECTORS’ BIOGRAPHICAL INFORMATION
Theodore Harris, Class 1 Director, Chairman of the Board
Age: 55
Director since 2015, Chairman since 2017 (Term expires 2022)
Professional Highlights
• Director, President and Chief Executive Officer of Balchem Corporation since April 2015, and Chairman of the Board of Directors since January 2017.
•
Prior to joining the Company, Mr. Harris was employed by Ashland Global Holdings Inc. (formerly Ashland Inc.) (NYSE), a specialty chemical company. During his tenure at Ashland, his management positions included Senior Vice President/Ashland, President, Performance Materials, from November of 2014 to April 2015, Senior Vice President/Ashland, President, Performance Materials & Ashland Supply Chain from 2011 to 2014, and Vice President/Ashland, President, Performance Materials & Ashland Supply Chain.

Other Current Public Company Directorships
• Pentair plc (NYSE)
Board Qualifications

Mr. Harris’ broad managerial, international, operational and sales experience, as well as his proven track record of developing and implementing strategies for delivering sustainable, profitable growth, make him a valuable member of our Board.

Matthew Wineinger, Class 1 Director (Term expires 2022)
Age: 53
Independent Director since 2015
Professional Highlights
•	Since June 2015, Mr. Wineinger has been the President and Chief Executive Officer of United Sugars Corporation, a privately held, leading marketer of sugar.
•	Mr. Wineinger served as President of Bulk Ingredients from June 2010 to November 2014
•	President, Food and Industrial Ingredients of Tate & Lyle PLC (LSE) from March 2008 to June 2010.
Committee Assignments
•	Compensation
•	Corporate Governance and Nominating Committee, Chairman
Other Current Public Company Directorships
•	None

PROPOSAL 1. ELECTION OF DIRECTORS
Board Qualifications

Mr. Wineinger’s thirty-one years of extensive global, operational and strategic industry experience, together with his previous knowledge of manufacturing operations involving many of the Company’s current raw materials, make him a valuable member of our Board, particularly as the Company focuses on development and supply of products to human food and nutrition industries.

Paul Coombs, Class 2 Director (Term expires 2021)
Age: 64
Independent Director since 2010
Professional Highlights
•
From April 2005 until his retirement in June 2007, Mr. Coombs was the Executive Vice President of Strategic Initiatives for Tetra Technologies, Inc. (NYSE), an oil and gas services company; from May 2001 to April 2005, was its Executive Vice President and Chief Operating Officer and from January 1994 to May 2001 Mr. Coombs served as Tetra’s Executive Vice President – Oil & Gas.

Committee Assignments
• Audit
• Corporate Governance and Nominating Committee
Other Current Public Company Directorships
• Tetra Technologies Inc. (NYSE)
• CSI Compressco GP Inc., the general partner of CSI Compressco LP, CCLP (NASDAQ)
Board Qualifications

Mr. Coombs has thirty-five years of experience in the oil and gas service and exploration industries, which, together with his entrepreneurial approach to management, provides the Board with essential counsel and insight into this area.

Daniel Knutson, Class 2 Director (Term expires 2021)
Age: 63
Independent Director since 20108
Professional Highlights
• Until his retirement at the end of 2017, Mr. Knutson served as the Executive Vice President for Special Projects at Land O’Lakes, Inc., an agribusiness and food co-operative.
•
Previously, Mr. From 2000 to 2017 he served as Executive Vice President and Chief Financial Officer at Land O’Lakes from 2000 to 2017, where he oversaw corporate finance, accounting, treasury, audit, information technology and strategy and played key roles in many of Land O’Lakes’ transactions. In addition, he was responsible for Land O’Lakes’ investment in Moark LLC.

• Mr. Knutson joined Land O’Lakes in 1978 and prior to his appointment as Chief Financial Officer, he held several leadership roles within its finance and accounting groups.
Committee Assignments
• Audit Committee (Chair)
Other Current Public Company Directorships
• None
Board Qualifications

Our Company’s financial compliance programs and policies benefit from Mr. Knutson’s input and skilled guidance. Mr. Knutson’s animal feed and human food industry experience, combined with his financial and international business management experience, makes him a valuable member of our Board.

PROPOSAL 1. ELECTION OF DIRECTORS
Joyce Lee, Class 2 Director (Term expires 2021)
Age: 47
Independent Director since 2019
Professional Highlights
• Since 2016, Ms. Lee has served as the president of North America for Bayer Animal Health.
•
From 2013 to 2015, Ms. Lee was executive Vice President and Area President of Canada and Latin America at Zoetis Inc., a global leader in the discovery, development, manufacture and commercialization of animal health medicines, vaccines and diagnostic products with a focus on both livestock and companion animals.

•
Prior to Zoetis being spun out of Pfizer Inc., Ms. Lee held various senior leadership positions at Pfizer, including serving as Area President of Canada and Latin America and Vice President of Global Poultry Health

Committee Assignments
• Audit Committee
Other Current Public Company Directorships
• None
Board Qualifications

Ms. Lee’s domestic and international business management experience, particularly with respect to the development and supply of products to the animal feed and nutrition industries, makes her a valuable member of our Board.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The Company is submitting its selection of RSM for ratification by the shareholders at the Annual Meeting. RSM has audited the Company’s financial statements since 2004.
The Company’s Bylaws do not require that the shareholders ratify the selection of RSM as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of RSM to shareholders for ratification as a matter of good corporate governance practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain RSM. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
Assuming a quorum is present, the affirmative vote of a majority of all votes cast on the proposal, by attending the virtual meeting or represented by proxy, is required for approval of this proposal. Abstentions will not be counted as votes cast and will have no effect on the vote. Brokers have discretionary authority to vote on this Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.
Please refer to the sections entitled “Principal Accountant Fees and Services”, “Audit Committee Financial Expert”, “Policy on Pre-Approval of Audit and Non-Audit Services” and “Audit Committee Report” at Pages 47 through 48 in connection with your consideration of these issues.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Beginning in 2011, the Company’s shareholders have been provided with an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers (“NEOs”).
At our 2017 annual meeting, our shareholders approved holding advisory or “Say on Pay” votes on executive compensation an annual basis. The “Say on Pay” vote has been held annually since then. Last year, our shareholders approved our “Say-on-Pay” resolution with approximately 95% of the votes cast approving the executive compensation described in our 2019 Proxy Statement.
The Company again seeks your advisory vote and asks that you approve the compensation of the NEOs as disclosed in this Proxy Statement.
Please refer to the section entitled “Compensation Discussion and Analysis”, and the tables and narratives in the Executive Compensation portion of this section for the discussion and summary of the policies of the Compensation Committee which form the basis for the compensation of our NEOs and information on the amounts paid.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. Because this vote is advisory only, the vote is not binding; however, the Compensation Committee will consider the results of shareholder voting in making future compensation decisions regarding NEOs.
Assuming a quorum is present, the affirmative vote of a majority of all votes cast on the proposal, by attendance at the virtual meeting or represented by proxy, is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NONBINDING) BASIS, OF THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE
Balchem’s Board of Directors
Director Independence
The Board has made an affirmative determination that each of the Company’s directors, other than Mr. Harris is independent, as is defined under the NASDAQ Marketplace Rules.
Meeting Attendance
During fiscal 2019, the Board held five regular meetings. Each director attended at least 75% of the meetings of the Board held when he/she was a director and of the meetings of those Committees of the Board on which he/she served.
Current Board Leadership Structure
Balchem’s Corporate Governance and Nominating Committee continuously reviews the functioning of the Board and makes recommendations (based on its determination of the best interests of our shareholders and consistent with our Governance Guidelines) to the Board regarding the Chief Executive Officer (“CEO”), Chairman of the Board (the “Chairman”) and Lead Director.
•	The Governance Guidelines do not require the Chairman to be independent and do not require separation of the Chairman and CEO positions.
•
The Board and the Corporate Governance and Nominating Committee regularly consider the appropriate leadership structure for the Company and have concluded that the Company and its shareholders are best served by the Board and the Corporate Governance and Nominating Committee retaining discretion to determine whether the same individual should serve as both CEO and Chairman.

•
The Board and the Corporate Governance and Nominating Committee believe that it is important to retain the flexibility to make this determination based on what it believes will provide the best leadership structure for the Company at any given time.

Mr. Harris, our President and CEO, has been the Chairman since January 1, 2017. The Board and the Corporate Governance and Nominating Committee currently believe that the Company and its shareholders are best served by having Mr. Harris serve in both positions. The Board and the Corporate Governance and Nominating Committee believe several factors support this decision. These include:
•
The combined Chairman and CEO structure promotes decisive leadership, ensures clear accountability and enhances our ability to communicate with a single and consistent voice to shareholders, employees and other stakeholders.

•
Mr. Harris is thoroughly familiar with our business and the challenges the Company faces in the current environment and is best situated to lead and focus discussions on those critical matters affecting the Company, which increases the effectiveness of Board meetings.

•
Finally, the combination of the Chairman and the CEO position succeeds because of the engaged, knowledgeable involvement of our Board in combination with our culture of open communication with the CEO and senior management, enabling the CEO to be an effective conduit between management and the Board.

Lead Director
Our board leadership structure is supported by the active function of the Lead Director, who provides and confirms the necessary independence in the functioning of the Board.
The Board of Directors has had a Lead Director since 2005. Dr. Televantos has been the Lead Director since August 2010. The Lead Director role reinforces the independence of the Board and is appointed on a rotating basis from the independent directors.

CORPORATE GOVERNANCE
The Lead Director serves at the pleasure of the Board and, in any event, only so long as that person shall be an independent director of the Company. The Corporate Governance and Nominating Committee annually reviews the functions of the Lead Director and recommends to the Board any changes that it considers appropriate. The Lead Director provides a source of Board leadership complementary to that of the Chairman.
The Lead Director’s responsibilities include:
(1)	working with the Chairman and other directors to set agendas for Board meetings;
(2)	together with the Executive Committee, providing leadership in times of crisis;
(3)	reviewing the individual performance of each of the directors with the Chair of the Corporate Governance and Nominating Committee;
(4)	chairing regular meetings of independent Board members without management present (executive sessions);
(5)	acting as liaison between the independent directors and the Chairman; and
(6)	chairing Board meetings when the Chairman is not in attendance.
Communicating with the Board of Directors
Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the General Counsel with a request to forward the communication to the intended recipient. In the alternative, shareholders can direct correspondence to the Board via the Chairman, or to the attention of the Lead Director, in care of the Company at the Company’s principal executive office address, 52 Sunrise Park Road, New Hampton, NY 10958. The Company will forward such communications, unless of an obviously inappropriate nature, to the intended recipient.
Executive Sessions of the Board of Directors
The Company’s independent directors meet regularly in executive sessions following each regularly scheduled meeting of the Board. These executive sessions are presided over by the Lead Director.
Committees of the Board of Directors
The Company’s Board has the following standing committees:
(1)	Audit Committee;
(2)	Executive Committee;
(3)	Compensation Committee; and
(4)	Corporate Governance and Nominating Committee.
The Board appoints the members of each Committee.
Name	Audit	Compensation	Corporate Governance and Nominating	Executive
Paul Coombs	X		X
David Fisher	X	X		X
Daniel Knutson	Chair
Joyce Lee	X
Perry Premdas		X	X	X
Dr. John Televantos		Chair	X	Chair
Matthew Wineinger		X	Chair

Number of Committee Meetings Held in 2019	6 (3 Telephonic)	3	3	0

CORPORATE GOVERNANCE
Audit Committee
The Audit Committee is directly responsible for appointing, compensating and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee also assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting, internal controls and procedures, and audit functions.
The primary duties and responsibilities of the Audit Committee are to:
(1)	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;
(2)	monitor the independence, qualifications and performance of the Company’s independent auditors;
(3)	establish policies and procedures with respect to enterprise risk assessment and risk management;
(4)	review Company procedures for identifying, monitoring, and mitigating risk exposures; and
(5)	provide an avenue of communication among the independent auditors, management and the Board.
The Audit Committee’s role with respect to the Company’s risk oversight is discussed under the section below entitled below entitled “Corporate Risk Oversight”. The Audit Committee also monitors and, if necessary, investigates, reports made to the Company’s hotline. Responsibilities, activities and independence of the Audit Committee are discussed in greater detail under the section below entitled “Audit Committee Report.”
The Board has adopted a written charter for the Audit Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The Board has determined that the Audit Committee Chairman, Mr. Knutson, qualifies as an “audit committee financial expert,” as defined by SEC rules, and that all members of the Audit Committee are “independent” under the NASDAQ Marketplace Rules and SEC independence requirements applicable to audit committee members.
With respect to Corporate Risk Oversight, while our Board provides direct risk oversight, responsibility for risk oversight is primarily administered through the Audit Committee.
The Board and the Audit Committee have, and will, regularly discuss with management our major risk exposures, their potential financial impact on the Company and the management thereof.
(1)
The Audit Committee receives, or arranges for the Board to receive, periodic reports from management on areas of material risk to the Company, including financial, operational, legal, regulatory and strategic risks (the “Company Risk Reports”).

(2)
The Audit Committee receives the Company Risk Reports from members of management tasked with the responsibility to understand, manage and mitigate the risks (with the Company’s enterprise risk management effort being led by its Internal Audit function).

(3)
The Chairman of the Audit Committee reports on its discussion of the Company Risk Reports to the full Board during the Committee reports’ portion of the Board meeting following the receipt of said Company Risk Reports, which enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to cross-discipline risks and interrelated risks.

The Compensation Committee also evaluates risk, as such relates to our compensation program. Please refer to the discussion in the Compensation Discussion and Analysis under the section “Risk Considerations in our Compensation Program”.
Compensation Committee
The duties of the Compensation Committee are, among other things, to:
(1)	ensure that all compensation and benefit plans are aligned with the interests of shareholders and meet the needs of the Company and its employees;
(2)
review, approve and recommend to the Board for approval a compensation program, including incentives, for the CEO and senior executives of the Company (the CEO may not be present during deliberations or voting on his compensation);

CORPORATE GOVERNANCE
(3)	recommend to the Board for approval the compensation of directors; and
(4)	administer the Company’s equity compensation plans.
The Compensation Committee solicits input from our CEO with respect to the performance of our executive officers and their compensation levels no less than once per calendar year, usually in the first quarter. The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and shareholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels.
The Board has adopted a written charter for the Compensation Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Compensation Committee are all independent, as such term is defined under the NASDAQ Marketplace Rules.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (a) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and (b) “outside directors” for Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
In setting 2019 director and executive compensation the Compensation Committee engaged Mercer, LLC (“Mercer”), an independent executive compensation advisory firm, to provide survey data and advice on market trends on director and executive compensation.
In early 2019, the Compensation Committee reviewed with senior management its recommendations and basis for Company performance goals for payouts of 2019 annual incentive awards and long-term compensation awards. Following this discussion, the Compensation Committee set the 2019 Company performance goals for annual incentive awards and long-term compensation awards and also approved the long-term compensation awards. For information regarding the Compensation Committee’s role, absence of conflicts and fees, among other matters, see “Compensation Discussion and Analysis.”
Corporate Governance and Nominating Committee
The duties of the Corporate Governance and Nominating Committee include:
(1)	considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board;
(2)	determining the criteria for Board membership, overseeing searches and evaluating and recommending candidates for election to the Board;
(3)	evaluating and recommending to the Board responsibilities of the Board committees;
(4)	annually reviewing and assessing the adequacy of the Governance Guidelines and recommending any changes to the Board for adoption;
(5)	annually evaluating its own performance as well as overseeing an annual self-evaluation of the Board and other Board Committees;
(6)	overseeing compliance with the Company’s Stock Ownership Policies;
(7)
considering matters of corporate social responsibility, including reviewing the Company’s activities and practices regarding environmental, social and related governance, including sustainability (“ESG”) matters that are significant to the Company and periodically reviewing the Company’s ESG strategy, initiatives and policies;

(8)	recruiting and evaluating new candidates for nomination by the full Board for election as directors,
(9)	preparing and updating an orientation program for new directors;
(10)	evaluating the performance of current directors in connection with the expiration of their term in office providing advice to the full Board as to nomination for reelection; and,
(11)	annually reviewing and recommending policies on director retirement age.

CORPORATE GOVERNANCE
The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Corporate Governance and Nominating Committee are all independent, as such term is defined under the NASDAQ Marketplace Rules.
Executive Committee.
The Executive Committee is authorized to exercise all the powers of the Board in the interim meetings of the Board, subject to the limitations imposed by Maryland law. The Executive Committee is also responsible for:
(1)	the recruitment, evaluation and selection of suitable candidates for the position of CEO, for approval by the full Board;
(2)	the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO; and
(3)	reviewing the CEO’s plan of succession for key executives of the Company.
The current members of the Executive Committee are Dr. Televantos (Chair), Mr. Fischer and Mr. Premdas.
Nominations of Directors
The Corporate Governance and Nominating Committee considers re-nominating incumbent directors who continue to satisfy the Company’s criteria for membership on the Board, particularly whether the director will continue to make meaningful contributions to the Board. When vacancies take place on the Board, the Committee will solicit recommendations from Board members, members of management and others likely to be familiar with qualified candidates.
The Committee may also engage a professional search firm to assist in identifying qualified candidates, as well as candidates recommended by one or more substantial, long-term shareholders. Generally, shareholders who individually or as a group hold 5% or more of our Common Stock and have continued to do so for over one year will be considered substantial, long-term shareholders. To be considered by the Committee, the names of such nominees along with relevant biographical information must be properly submitted to the Secretary of the Company by the deadline for including shareholder proposals as set forth below in “Shareholder Proposals for 2021 Annual Meeting of Shareholders.” Shareholder nominations that comply with these procedures and meet the criteria outlined above will receive the same consideration that other candidates.
The Company’s current policy is to require that a majority of the Board of Directors be independent. In addition, directors may not serve on the boards of more than three other public companies without the approval of the Board and directors must satisfy the Company’s age limit policy for directors, which require that a director retire at the conclusion of his or her term in which he/she or she reaches the age of 70.
Nominees for the Board must meet the following criteria:
(1)	have experience and skills in areas critical to understanding the Company and its business;
(2)	possess certain personal characteristics, such as integrity and judgment;
(3)	have a diverse background of experience and perspectives (including business experience, geographic origin, age, gender, and ethnicity); and
(4)	have sufficient ability to commit the necessary time and effort required to serve on the Board.
Members of the Corporate Governance and Nominating Committee (and/or the Board) also meet personally with each nominee to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment.
The Board believes that diversity within a Board promotes the inclusion of different perspectives and ideas and ensures that the Company benefits from all available talent. Therefore, the Board evaluates each candidate in the context of the Board as a whole, with the objective of recommending an individual that can

CORPORATE GOVERNANCE
best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment based upon a diversity of background, experience and perspectives.
Director Compensation
The Company pays each of its directors, other than Mr. Harris, an annual retainer of $30,000 and $4,000 for each Board meeting attended, plus expenses.
Committee members earn a fee of $1,000, plus expenses, for each Committee meeting attended.
Committee Chairman receive the following additional annual retainers:
(1)	the Lead Director – $16,000;
(2)	the Chairman of the Audit Committee – $12,000;
(3)	the Chairman of the Compensation Committee – $10,000; and,
(4)	the Chairman of the Corporate Governance and Nominating Committee – $8,000.
The Company has a Stock Ownership Policy that applies to directors. See “Stock Ownership Requirements; Trading Limitations.”
The following table discloses the fees, equity awards, and other compensation earned, paid, or awarded to each of the Company’s directors (other than Mr. Harris, whose compensation is set forth in the Summary Compensation Table below) during the fiscal year ended December 31, 2019.
Name	Fees	Stock Awards(1)(2)	All Other Compensation ($)	Total ($)
Paul Coombs	$56,000	$ 130,836	0	$186,836
David Fischer	$56,000	$ 130,836	0	$186,836
Daniel Knutson	$65,000	$ 130,836	0	$195,836
Joyce Lee	$19,000	$0	0	$19,000
Perry Premdas	$56,000	$ 130,836	0	$186,836
John Televantos	$83,500	$ 130,836	0	$214,336
Matthew Wineinger	$64,000	$ 130,836	0	$194,836
(1)
On February 13, 2019, each director, other than Mr. Harris and Ms. Lee (who was elected to the Board in September 2019), was granted 778 Time-Based Restricted Shares (as defined below) and 3,587 Stock Options (as defined below). The Time-Based Restricted Shares cliff vest after three years. The grant date fair value per share of each share of restricted stock was $84.09. The Stock Options have a strike price of $84.09 per share and expire on February 13, 2029.

(2)	The following table shows the aggregate number of Stock Options and stock awards outstanding for each outside director as of December 31, 2019:
Name	Aggregate Stock Options Outstanding as of 12/31/2019	Aggregate Stock Awards Outstanding as of 12/31/2019
Paul Coombs	6,970	4,719
David Fischer	6,970	4,719
Daniel Knutson	6,970	1,623
Perry Premdas	6,970	4,719
Joyce Lee	0	0
John Televantos	6,970	4,719
Matthew Wineinger	6,970	4,719
Under the director Time-Based Restricted Shares grant agreements, restricted shares vest in full, three years from grant, or upon an earlier change of control of the Company, provided the grantee is a director of the Company on that date. The restricted shares will also vest in full upon the grantee’s death. In the event of: (1) the grantee’s retirement from the Company’s Board at or after age 70; (2) the grantee’s major disability, or (3) the grantee’s resignation from the Board of Directors due to a conflict of interest or serious illness, the number of restricted shares that shall vest upon any of such aforementioned events shall be the number of whole shares equal to the

CORPORATE GOVERNANCE
product of (A) 1/36 of the total number of Restricted Shares subject to this Grant and (B) the number of full months of that Grantee has served on the Board from the date of this Agreement to the date of Grantee's retirement or resignation, as applicable; and all Restricted Shares not so vested shall be immediately forfeited.
The Company does not pay any other direct or indirect compensation to directors in their capacity as such.
Codes of Business Conduct and Ethics
Balchem’s Code of Business Conduct and Ethics applies to all its employees, directors and officers.
Additionally, a Code of Ethics for Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Corporate Controller.
Any waiver of any provision in either of these codes in favor of members of the Board or in favor of executive officers may be made only by the Board. Any such waiver, and any material amendment to such Codes, will be publicly disclosed in a Current Report on Form 8-K filed with the SEC.
Both codes are available on the Corporate Governance page in the Investor Relations section of the Company’s website: www.balchem.com.
Sustainability
We are committed to running our business in a way that respects the overall environment in which we operate. Therefore, corporate responsibility and sustainability play an important role in our strategies and long-term value creation for our stakeholders. We believe that our sustainability practices require transparency and accountability.
The Company issues a sustainability report on an annual basis. The report is the result of a process of engagement with select constituents to understand their sustainability interests and concerns and capture Balchem’s efforts and achievements in key areas of sustainability. The report can be found at the Balchem website www.balchem.com. Our Corporate Governance and Nominating Committee, in connection with its responsibility for reviewing the Company’s activities and practices regarding environmental, social and related governance matters, maintains responsibility for oversight of our sustainability-related practices and monitors the Company’s progress in this area.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, NEOs and holders of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates.
Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2019, its officers and directors and holders of more than 10% of the Company’s Common Stock timely complied with Section 16(a) filing date requirements with respect to transactions during such year.
Compensation Committee Interlocks and Insider Participation
Messrs. Fischer, Premdas, Wineinger and Dr. Televantos, each of whom is a director of the Company, served as the members of the Compensation Committee during 2019. None of Messrs. Fischer, Premdas, Wineinger, nor Dr. Televantos: (i) was, during the last completed fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.
During 2019, there were no interlocking relationships between the Board or Compensation Committee, or the board of directors or compensation committee of any other company that are required to be disclosed under Item 407 of Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This CD&A focuses on the compensation of our NEOs.
NAMED EXECUTIVE OFFICERS
Our NEOs for 2019 are, in addition to Mr. Harris (whose background is described above under the caption “Continuing Directors’ Biographical Information”), the following individuals:
NEO NAME	NEO TITLE
Martin Bengtsson	Chief Financial Officer
David F. Ludwig	Retired Vice President and General Manager, Specialty Products (until December 31, 2019) and Industrial Products (until August 2019)
Scott C. Mason	Vice President of Manufacturing and Supply Chain and Vice President and General Manager, Industrial Products (beginning in August 2019)
Mark A. Stach	General Counsel
William A. Backus	Chief Accounting Officer(1)
(1)
As Mr. Backus served as the Company’s principal financial officer during a portion of 2019, information with respect to his compensation is being provided in accordance with Item 402(a)(3)(ii) of Regulation S-K.

WHAT WE DO AND DO NOT DO
WE DO	WE DO NOT
Target total direct compensation for our NEOs generally at the 50th percentile.	Allow hedging or pledging of Company securities for any employee (including our NEOs) or director.

Pay for performance and, accordingly, a significant portion of each NEOs total compensation opportunity is “at risk” and dependent upon achievement of specific corporate and individual performance goals, resulting in lesser emphasis on fixed base salary.
Encourage unnecessary or excessive risk taking as a result of our compensation policies and practices.
Base our short-term incentive plan on multiple performance measurements, including both financial and operational metrics.	Have employment agreements with any of our NEOs other than our CEO.
Complement our annual compensation to each NEO with time-based and performance-based multi-year vesting schedules and performance cycles for equity incentive awards.	Provide a defined benefit pension plan or any supplemental executive retirement plan or other form of non-qualified retirement plan for our NEOs.
Base any annual base salary adjustments and annual long-term equity awards to our NEOs, partially, on prior-year individual performance.
Provide for any “gross ups” for any excise taxes imposed with respect to Section 280G (change-in-control payments) or Section 409A (nonqualified deferred compensation) of Internal Revenue Code of 1986, as amended (the “Code”).

Select and use a similarly-sized peer group to assess the compensation of our NEOs and a publicly traded peer group to compare and rank the Company's total shareholder return.	Except as provided in a single employment agreement, provide for single-trigger vesting acceleration upon a change in control of the Company.
Maintain a claw-back policy pursuant to which the Company can seek reimbursement of either cash or equity-based incentive compensation in the event of a financial restatement.	Allow: (i) any repricing of Stock Options (as defined below)/Stock Appreciation Rights (“SARs”) without shareholder approval or (ii) for the unlimited transferability of awards

COMPENSATION DISCUSSION AND ANALYSIS
WE DO	WE DO NOT
Have stock ownership guidelines for our executives and non-employee directors.	Have an employee stock purchase plan.
Maintain a Compensation Committee, which is comprised solely of independent directors.
For awards in 2017 and thereafter, provide for minimum vesting of awards and maximum award limits.
Ensure that a significant portion of our non-employee director compensation consists of Time-Based Restricted Shares.
Annually benchmark executive compensation against that of a peer group of companies.
Consult with outside experts to determine the overall competitiveness of the Company’s executive compensation program.
Consideration of 2019 Shareholder Advisory Vote on Executive Compensation
At our 2019 annual meeting of shareholders, our shareholders once again expressed support for our compensation programs and the compensation of our NEOs, with an approval rate of 94.6% of votes cast “for” our management “Say on Pay” resolution. The Compensation Committee carefully evaluated the results of the 2019 “Say on Pay” vote and made no significant changes to the overall design of our compensation program during 2019. The Company communicates regularly with shareholders on various matters, including executive compensation, and seeks to incorporate shareholder input into its executive compensation practices. The Compensation Committee will continue to consider shareholder feedback and evolving best practices in making compensation decisions in future years and will continuously endeavor to ensure that management’s interests are aligned with those of our shareholders and support long-term value creation.
In addition, also driven in part by shareholder input and our continuing efforts to implement best practices in executive compensation, the following features are included in the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”):
•	Limitation on Shares: The maximum number of shares which may be issued under the 2017 Plan is 1,600,000 shares;
•	No Repricing of Stock Options or SARs: No repricing, amendment or exchange of outstanding Stock Options/SARs is allowed without shareholder approval;
•	No Discounted Awards: The exercise price per share of stock under a Stock Option SAR award must be not less than the fair market value of our Common Stock on the date of grant;
•
Minimum Vesting: Except for 5% of the shares authorized for grant under the 2017 Plan or as provided in an employment agreement as in effect on the effective date of the 2017 Plan, awards (other than cash performance awards) are generally subject to a minimum vesting period of one year;

•
Dividends or Dividend Equivalents: Dividends or dividend equivalents otherwise payable on an unvested award will accrue and be paid only when the vesting conditions applicable to the underlying award have been satisfied;

•	No “Liberal” Share Recycling: Recycling of shares used to satisfy the exercise price or taxes for any awards is prohibited;
•	No “Liberal” Change-in-Control: The consummation of a merger or similar transaction and a minimum acquisition of 50% of the outstanding shares is required before a change-in-control occurs;

COMPENSATION DISCUSSION AND ANALYSIS
•
No Automatic “Single-Trigger” Vesting on Change-in-Control: Except as provided in an employment agreement as in effect on the effective date of the 2017 Plan, there is no automatic acceleration of outstanding awards upon the occurrence of a of a change-in-control;

•
Limitations on Awards to Non-Employee Directors: In the case of awards to non-employee directors, the maximum amount or value that may be granted in any calendar year (inclusive of cash compensation) may not exceed $800,000;

•
Compensation Recovery: In the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirements under the securities laws, the Compensation Committee would have the discretion to require reimbursement or forfeiture of certain excess performance-based awards received by certain executive officers of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement; and

•	Section 162(m): Awards may (but need not) be structured to qualify as “performance based” under Section 162(m) of the Code.
Compensation Objectives and Philosophy
The Company’s compensation philosophy is to offer competitive salaries, cash incentives, equity awards and benefit plans consistent with peer entities, while considering the Company’s financial performance. Rewarding key employees who contribute to the continued success of the Company through cash compensation and equity participation are key elements of the Company’s compensation policy.
The Company’s executive compensation policy is designed to attract and retain key executives necessary for the Company’s short and long-term success by:
(i)
establishing a direct link between executive compensation and the performance of the Company, by rewarding individual results and the achievement of annual corporate goals through salary and cash bonus awards; and

(ii)	providing equity awards, to incentivize executives to generate enhanced shareholder value.
Consistent with this philosophy, the Compensation Committee favors a “pay for performance” approach. As a result, our compensation program contains a mix of stable and at-risk compensation components, where a significant percentage of executive compensation is variable and tied to corporate performance.
Compensation Committee Methodology
NEOs Other than the CEO:
•	The CEO recommends to the Compensation Committee the amount of total annual compensation for each of the other NEOs.
•	The CEO completes an annual performance assessment for each of the other NEOs, which is reviewed and considered by the Compensation Committee.
The CEO:
•
The Compensation Committee conducts an annual performance appraisal of the CEO using evaluation information solicited from each independent Board members and recommends to the Board the annual compensation package for the CEO.

In determining the compensation of the Company’s NEOs for 2019, the Compensation Committee considered many quantitative and qualitative performance factors, including the financial performance of the Company,

COMPENSATION DISCUSSION AND ANALYSIS
return on equity, cash flow, return on assets, growth, management of assets, liabilities, capital, liquidity and risk. The Compensation Committee also considered intangible factors such as: the scope of responsibility of the NEO leadership within the Company, the community and the applicable industries in which the Company operates and the enhancement of shareholder value.
The Compensation Committee endeavors to balance short-term and long-term performance of the Company and cumulative shareholder value when establishing performance criteria for each of the NEOs and for the management team as a group.
All factors are considered in the context of the market for the Company’s products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.
The Compensation Committee believes that the total compensation provided to the NEOs is competitive and has been demonstrated as effective. Details regarding the NEO compensation is set forth in the tables that follow.
Compensation Consultants
The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management, where it deems such delegation appropriate and permitted under applicable law.
To better understand the compensation practices of similar companies, the Compensation Committee may, from time to time, review data gathered from a custom peer group (“Peer Group”) The current Peer Group was identified by Mercer in 2018. Information gathered from the Peer Group serves as the primary reference point for the Compensation Committee with Mercer market survey data used as a secondary reference.
The following companies comprise the Peer Group:
American Vanguard Corp.	Ingevity Corporation	Phibro Animal Health
Chase Corporation	Innospec Inc.	Quaker Chemical Corp.
Ferro Corporation	J&J Snack Food Corp.	Sensient Technologies
FMC Corporation	Kraton Corporation	Stepan Company
FutureFuel Corporation	Lancaster Colony Corp.	Tootsie Roll Industries, Inc.
Hain Celestial Group	Minerals Technologies	W.R. Grace & Co.
H.B. Fuller Company	Newmarket Corporation
The Peer Group shown above was developed based on comparability to the Company in terms of industry and size, with data gathered from Peer Group proxy statements. We intend to continue to retain outside compensation consultants that will provide benchmarking data, which will continue to include published survey data and may include Peer Group data.
Benchmarks
While compensation survey data and benchmarking are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations, particularly with respect to individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of the program. For example, we consider other factors, including, but not limited to, the Company’s historical compensation trends; recommendations of the CEO; the performance of the Company, its operating units and their respective executives; market factors such as the health of the economy and of the industries served by the Company; the availability of executive talent; executives’ length of service; and internal assessments and recommendations regarding particular executives.

COMPENSATION DISCUSSION AND ANALYSIS
Base Salary
Base salary is the fixed component of pay based on each NEO’s job responsibilities, performance and competitive benchmark data. Base salary also impacts annual incentive cash bonus opportunity and long-term compensation, because they are based on a percentage of base salary.
To ensure we attract and retain the leadership talent required to successfully lead the Company, NEO base salaries are targeted to be competitive with base salary compensation paid to Peer Group NEOs and other relevant external benchmarks derived from established market survey information. In establishing NEO base salaries, the Compensation Committee also considers: experience and industry knowledge; the quality and effectiveness of their leadership; performance relative to total compensation; internal pay equity among the NEOs and other Company senior executives; historical considerations; company strategy; retention factors and input from our CEO regarding individual performance.
NEO base salaries are reviewed annually and may be adjusted to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity, overall budgetary considerations and other qualitative factors.
Cash Based Incentives – Incentive Compensation Plan
The Incentive Compensation Plan (“ICP”) represents a variable, at-risk, cash-based component of the NEOs’ compensation. The Company’s policy is to base a meaningful portion of NEO cash compensation on variable incentive opportunities that drives year-over-year financial performance to align NEO compensation opportunities directly with Company financial performance.
ICP awards are based on the two financial metrics as follows:
•
Company Adjusted EBITDA (defined as earnings before interest, other expense/income, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses and legal settlements, and the fair valuation of acquired inventory); and,

•	Free Cash Flow (defined as operating cash flow minus capital expenditures).
Unless the Compensation Committee, in its discretion, determines otherwise, no ICP awards are payable unless the Company attains the Compensation Committee approved threshold minimum Adjusted EBITDA.
Adjusted EBITDA and Free Cash Flow are financial measures that are not in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes that the use of these measures in the executive compensation context is helpful in evaluating and comparing our past financial performance with our future results.
These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP; however, the Company believes that they provide useful information about certain of the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future in the context of evaluating the performance of our executive officers.
The Compensation Committee may also approve, at its discretion, ICP or discretionary cash-based awards at other times during the year in connection with new appointments or promotions. Our Compensation Committee does not time the issuance of incentive awards around our release of undisclosed material information.
ICP target amounts for each NEO is expressed as a percentage of actual base salary earned during the applicable calendar year. For 2019, NEO ICP targets were:
NEO	ICP Target as a Percent of Base Salary
Mr. Harris	100%
Mr. Bengtsson	55%
Mr. Ludwig	40%
Mr. Mason	45%

COMPENSATION DISCUSSION AND ANALYSIS
NEO	ICP Target as a Percent of Base Salary
Mr. Stach	45%
Mr. Backus	45%
For the 2019 plan year, the Compensation Committee established the Adjusted EBITDA and Free Cash Flow performance weighting and metrics as follows:
Metric	Weighting	Threshold	Target	Stretch	Maximum
Adjusted EBITDA	70%	$155.6 million	$162.7 million	$170.9 million	$179.0 million
Free Cash Flow	30%	$78.6 million	$84.5 million	$88.7 million	$93.0 million
2019 ICP Discussion
On February 12, 2020, the Compensation Committee, following its review of the Company’s 2019 financial results, noted that the Company had achieved the following results:
Metric	2019 Result	Actual vs. Target	Payout Percentage
Adjusted EBITDA	$160.0 million	($2.7) million	61.3%
Free Cash Flow(1)	$88.7 million	$4.2 million	129.8%
(1)
Free Cash Flow used for 2019 ICP results was adjusted downward from $96.1 million as reported in our Fourth Quarter 2019 Earnings Release and associated Form 8-K as filed with the SEC on February 21, 2020 to exclude the benefit of spending below budget for capital expenditures.

The Compensation Committee, based on the resulting Adjusted EBITDA and Free Cash Flow results, approved the aggregate ICP payout level at 81.9% of target.
The Compensation Committee may, in its discretion, approve cash-based bonuses when ICP goals are not met, if it believes there has nevertheless been exceptional segment or individual performance.
For additional detail on the ICP, see “Summary Compensation Table – Non-Equity Incentive Plan Compensation.”
Equity Based Compensation – Long-Term Incentive Program (“LTIP”)
Our NEOs have significant responsibility for the management, growth and long-term success of the Company. Consequently, the Compensation Committee believes that a significant portion of their compensation be a variable, at risk equity component that is aligned with value creation over time for shareholders and stakeholders while supporting critical retention and key leadership development efforts.
LTIP Awards
The Compensation Committee establishes each NEOs “Target Equity Multiplier” which is multiplied by the NEOs base salary to determine the “Target Equity Value” and expressed as the dollar value of the LTIP award. The Target Equity Multiplier for each NEO is shown below:
NEO	Target Equity Multiplier (of Base Salary)
Mr. Harris	2.25
Mr. Bengtsson	1.00
Mr. Ludwig	1.00
Mr. Mason	1.00
Mr. Stach	1.00
Mr. Backus	1.00
The Target Equity Value is then converted into equity awards based upon the fair value on the date LTIP awards are granted, usually in February of each calendar year, as computed in accordance with FASB Accounting Standards Codification 718. Accordingly, the Target Equity Values for 2019 were established in late 2018.

COMPENSATION DISCUSSION AND ANALYSIS
Although the Compensation Committee approves the LTIP equity in this time frame, it also reviews competitive market data for NEOs from time to time. The Compensation Committee may grant LTIP awards at other times during the year because of new appointments, promotions or other special circumstances. Our Compensation Committee does not time the grants of incentive awards around our release of undisclosed material information. The Compensation Committee may, in its discretion, adjust individual grants based upon individual performance.
The Target Equity Value is granted through a mix of stock options (“Stock Options”), time-based restricted shares (“Time-Based Restricted Shares”) and Performance Shares (as defined below) as follows:
•
25% of the 2019 Target Equity Value is awarded as Stock Options with an exercise price equal to the fair market value of our Common Stock on the date of grant. Stock Options have a ten-year term and vest ratably over a three-year period.

•
25% of the 2019 Target Equity Value is awarded as Time-Based Restricted Shares which are granted at the fair market value of our Common Stock on the date of grant and cliff vest three (3) years from said date.

•
25% of the 2019 Target Equity Value is awarded as EBITDA performance shares (“EBITDA Performance Shares”). The number of EBITDA Performance Shares that will vest (or not vest) is based upon the attainment of a pre-determined Company EBITDA performance target over the three (3) fiscal years beginning with the fiscal year in which the grant was made (“Performance Period”). The EBITDA Performance Shares will cliff vest (or not vest) at the end of the Performance Period. The number of EBITDA Performance Shares that will vest (or not vest) for the 2019-2021 Performance Period is dependent on the level of performance described in the first table below.

•
25% of the 2019 Target Equity Value is awarded as Total Shareholder Return (“TSR”) performance shares (the “TRS Performance Shares” and collectively with the EBITDA Performance Shares, the “Performance Shares”). The number of TSR Performance Shares that will vest (or not vest) is based upon the relative Company TSR vs. the Russell 2000 Index over the three (3) fiscal years beginning with Performance Period. TSR Performance Shares will cliff vest (or not vest) at the end of the Performance Period. The number of TSR Performance Shares that will vest (or not vest) for the 2019 - 2021 Performance Period is dependent on the level of relative TSR performance described in the second table below.

Performance Level/EBITDA Performance Shares	% of EBITDA Performance	Shares Vesting as a % of Target
Maximum	31.5% (9.5% CAGR)	200%
Target	24.2% (7.5% CAGR)	100%
Threshold	10.0% (3.2% CAGR)	50%
Below Threshold	<10% (3.2% CAGR)	0%
Performance Level/ TSR Performance Shares	3 Year TSR Performance	Shares Vesting as a % of Target
Maximum	75th Percentile	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	<25th Percentile	0%
Performance Shares for the 2019 - 2021 performance period were granted in February 2019. Each year, the Compensation Committee establishes the performance measures for the upcoming three-year period, with the measures for the 2019-2021 Performance Period being as set forth in the tables above. The 2019-2021 Performance Period will conclude at the end of fiscal 2021 and the awards will pay out, to the extent earned, in shares of common stock in February 2022.
Stock Ownership Requirements; Trading Limitations
The Company has formal stock ownership requirements for its directors and executive officers. According to the stock ownership policy, directors are required to own shares of the Company’s Common Stock with a value at least equal to five times their annual cash retainer and executive officers must own such shares with a minimum value determined by a reference to a multiple of their annual base salary as follows: (1) CEO, three

COMPENSATION DISCUSSION AND ANALYSIS
times; (2) Chief Financial Officer, one and one-half times; and (3) Vice President/Officer, one times. Both directors and executive officers have five years from the date of hire or commencement of service as a director, as applicable, to attain the required level of ownership. All directors and officers are currently in compliance with this policy. The Company provides in its insider trading policy that directors and executive officers may not sell Company securities short and may not sell puts, calls or other similar derivative securities tied to our Common Stock.
Employment Agreements
The Company has an employment agreement with Mr. Harris. Other than such agreement, there are no agreements or understandings between the Company and any NEO which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments. The Company does not have a written policy regarding employment agreements. There is no provision in Mr. Harris’ employment agreement or in any employment or other arrangement with any other executive officer whereby any tax gross-up payment to cover any excise taxes on excess parachute payments will be made.
Balchem Corporation 401(k) Plan
The Company sponsors the 401(k) Plan for eligible employees, including NEOs. The Company provides a fully vested match equal to 100% of participant contributions up to 6% of eligible compensation, subject to Internal Revenue Service guidelines. The 401(k) Plan also includes a discretionary profit-sharing contribution.
Active employees who have completed 1,000 hours of service, are 18 years of age or older, and are active employees of the Company at December 31 are eligible for the profit-sharing contribution. The amount of the Company’s contribution to the 401(k) Plan for each NEO is shown in a footnote to the “All Other Compensation” section of the Summary Compensation Table.
Perquisites
Perquisites are granted to the executive officers occasionally and are generally de minimis and not a material component of compensation.
Mr. Harris is entitled to the use of an automobile owned or leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. He is also entitled to the use of a financial planner. The Company pays to insure and maintain Mr. Harris’ automobile, as well as reimburses Mr. Harris for auto expenses that are related to Company business. Messrs. Bengtsson, Ludwig and Backus receive or received cash allowances associated with the use of their personal automobiles. Messrs. Mason and Stach receive no such allowance. Perquisites for each NEO are shown in the “All Other Compensation” section of the Summary Compensation Table.
Balchem Deferred Compensation Plan
Balchem offers a voluntary, non-qualified deferred compensation plan (“Deferred Compensation Plan”) for NEOs and select other executives. The Deferred Compensation Plan allows participants to defer up to 75% of annual base salary and up to 100% of annual ICP bonus. Compensation deferred under the Deferred Compensation Plan is deemed invested by the participant among various mutual fund investment options. Earnings (or losses) on investments are market earnings (or losses). The Deferred Compensation Plan is not formally funded nor does the Company guarantee any rate of return. The Company does not match any deferral contributions. Distributions may be in a lump sum or installments as determined by the participant’s distribution election.

COMPENSATION DISCUSSION AND ANALYSIS
Risk Considerations in Our Compensation Program
Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:
•	Our compensation consists of both fixed and variable components.
•
The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business aspects.

•	The variable (cash bonus and equity) portions of compensation are designed to reward both short and long-term corporate performance.
•	For short-term performance, our cash bonus is awarded based primarily on corporate and business segment performance goals or targets.
•
For long-term performance, our Stock Options generally vest ratably over three years and are only valuable if our stock price increases over time. Our Time-Based Restricted Share grants and Performance Share grants generally cliff vest in three years.

•
The variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short and long-term corporate results, while the fixed element is also sufficient such that that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•
The use of Adjusted EBITDA as the contingent factor upon which ICP cash incentive depends, encourages our executives to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may create incentives for management to drive sales levels without regard to cost structure. If we are not sufficiently profitable, there would be no payout under the ICP program.

•
Our ICP and LTIP awards are capped for each participant, which mitigates excessive risk taking. Even if the Company dramatically exceeds its Adjusted EBITDA target, the awards are limited. Conversely, there is no ICP award unless minimum performance levels of applicable goals are achieved, nor is there an award of performance shares within LTIP unless minimum performance levels of applicable goals are achieved.

•
We have stock ownership guidelines, which we believe provide a considerable incentive for management to consider the Company’s long-term interests because a portion of their personal investment portfolio consists of the Company’s stock. In addition, we prohibit all hedging transactions involving our stock, so our executives and directors cannot insulate themselves from the effects of poor Company stock price performance.

Deductibility of Executive Compensation
In accordance with Section 162(m) of the Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers over $1 million in any year may be restricted. Under the Tax Cut and Jobs act of 2017, the exemption for qualifying “performance based” compensation was repealed for taxable years beginning after December 31, 2017. As a result, the compensation paid to our individual executive officers (on or after January 1, 2019) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief. While the Company will monitor guidance and developments in this area, it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal corporate income tax purposes under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.
Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors.
John Y. Televantos (Chairman)
David B. Fischer
Perry W. Premdas
Matthew D. Wineinger

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation earned by our NEOs:
Name and Principal Position	Year	Salary	Stock Awards (1)	Stock Options (1)	Non-Equity Incentive Plan Compensation (2)	Bonus (3)	Deferred Compensation Earnings	All Other Compensation (4)	Total
Theodore Harris, Chairman, President & CEO	2019	$915,000	$ 1,546,392	$ 516,146	$ 749,209		$ 15,661	$ 66,002	$3,808,410
	2018	$800,000	$ 1,051,332	$ 350,056	$ 1,086,004		$631	$ 65,772	$3,353,795
	2017	$700,000	$ 612,787	$ 612,467	$0	$349,938		$ 51,231	$2,326,423
Martin Bengtsson, Chief Financial Officer and Treasurer	2019	$393,173	$ 1,352,106	$ 386,955	$ 177,063		$0	$ 29,361	$2,338,658
David Ludwig, Vice President and General Manager, Specialty and Industrial Products(5)	2019	$293,702	$ 217,094	$ 72,954	$ 73,689		$ 14,345	$ 32,800	$704,584
	2018	$285,118	$ 210,125	$ 70,756	$ 139,029			$ 32,450	$737,478
	2017	$276,708	$ 135,164	$ 135,106	$0	$85,434		$ 32,100	$664,512
Scott Mason, Vice President of Manufacturing and Supply Chain, Vice President and General Manager, Industrial Products	2019	$381,596	$ 524,478	$ 91,192	$ 140,604		$0	$ 30,400	$1,168,270
	2018	$356,809	$ 263,579	$ 87,514	218,701			$ 30,050	$956,653
	2017	$87,500	$ 248,370	$0	$0	$19,684		N/A	$355,554
Mark Stach, General Counsel and Secretary	2019	$291,205	$ 365,232	$ 65,658	$ 107,299		$ 24,533	$ 19,600	$873,527
	2018	$257,967	$ 188,147	$ 63,308	$ 122,567		(2,046)	$ 19,250	$649,193
	2017	$222,998	$0	$ 51,964	$0	$38,900		$ 17,560	$331,422
William Backus Chief Accounting Officer(6)	2019	$286,282	$ 465,530	$ 71,130	$ 105,484		$109	$ 31,600	$960,135
	2018	$277,917	$ 205,730	$68,894	$ 169,773		$17	$ 31,250	$753,581
	2017	$268,600	$ 129,477	$ 129,438	$0	$61,091		$ 30,900	$619,506
(1)
The amounts included in the “Stock Awards” and “Stock Options” columns reflect the aggregate grant date fair value as computed in accordance with FASB Accounting Standards Codification 718 adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. A discussion of the assumptions used in valuation of Stock Options may be found in “Note 3 – Stockholders’ Equity” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 21, 2020. For fiscal years ended December 31, 2018 and 2017, the awards reported in the “Stock Awards” column above consist of Performance Shares and Time-Based Restricted Shares. The grant date fair value of the Performance Shares is reflected at target payout based on the probable outcome of the applicable performance conditions. The maximum value for the Performance Shares is as follows: (i) for 2019: Mr. Harris - $2,083,750; Mr. Bengtsson – $442,313; Mr. Ludwig – $292,633; Mr. Mason $366,632; Mr. Stach – $265,724; and Mr. Backus – $284,224; (ii) for 2018: Mr. Harris - $1,440,692; Mr. Bengtsson – N/A; Mr. Ludwig – $287,840; Mr. Mason $360,919; Mr. Stach – $258,012; and Mr. Backus – $281,875; and (iii) for 2017: Mr. Harris - $1,115,324; Mr. Bengtsson – N/A; Mr. Ludwig – $245,952; Mr. Mason – N/A; Mr. Stach – N/A; and Mr. Backus – $235,704, with the foregoing being calculated by multiplying the number of shares that would be granted upon achievement of the highest performance conditions by the price on the grant date. For Mr. Bengtsson, the Stock Awards and Stock Options columns reflect the Time-Based Restricted Shares and Stock Options granted under the LTIP in 2019 ($328,146 and $109,430 respectively) and sign-on Time-Based Restricted Shares and Stock Options ($1,023,960 and $277,525 respectively) granted in part in recognition of the value in unvested equity and other benefits from his prior employer that he forfeited (See the description of the Bengtsson Offer Letter at Page 40). For Mr. Mason, the 2017 Stock Awards column reflects 3,000 shares of Time-Based Restricted Shares granted connection with his employment commencement.

(2)	Reflects the value of cash incentive bonuses earned under the Company’s ICP.
(3)	Discretionary cash bonus granted in recognition extraordinary Free Cash Flow achievement.

EXECUTIVE COMPENSATION
(4)
The amounts listed in the "All Other Compensation" column for fiscal 2019 include actual and estimated matching and profit-sharing contributions by the Company under the 401(k) Plan, and other perquisites and personal benefits, and details about these amounts are set forth in the table below.

Name	Company 401k Plan Matching and ProfiT-Sharing Contributions	Other Perquisites	Total All Other Compensation
Mr. Harris	$19,600	$ 46,402	$66,002
Mr. Bengtsson	$19,600	$ 9,761	$29,361
Mr. Ludwig	$19,600	$ 13,200	$32,800
Mr. Mason	$19,600	$ 10,800	$30,400
Mr. Stach	$19,600	$0	$19,600
Mr. Backus	$19,600	$ 12,000	$31,600
For Mr. Harris, the amounts other than 401(k) contributions reflect: (i) an automobile allowance; (ii) the reimbursement of certain expenses related to his use of a financial planner; (iii) amounts associated with the insurance and maintenance of Mr. Harris’ automobile; and, (iv) the reimbursement of automobile expenses that are related to Company business. For each NEO other than Mr. Harris, the amounts other than 401(k) contributions reflect an automobile allowance.
(5)
Mr. Ludwig was Vice President and General Manager, Specialty and Industrial Products until August 2019, at which point, in connection with the announcement of intent to retire effective December 31, 2019, Mr. Mason, in addition to his other duties, assumed the role of Vice President and General Manager, Industrial Products. Mr. Ludwig continued to serve as Vice President and General Manager of Specialty Products until his retirement, at which point, this role was filled by an individual who is not a NEO.

(6)
As Mr. Backus served as the Company’s principal financial officer during a portion of 2019, information with respect to his compensation is being provided in accordance with Item 402(a)(3)(ii) of Regulation S-K.

EXECUTIVE COMPENSATION
2019 Grants of Plan-Based Awards

Name	Grant Date	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Number of Performance Shares That Will Vest Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)	Number of Securities Underlying Stock Options (#)	Exercise Price of Stock Option (3) ($/Share)	Grant Date Fair Value of Stock Options (4) ($)
			Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Theodore Harris		ICP	$0	$915,000	$1,830,000
	2/13/2019	Performance Shares				6,195	12,390	24,780
	2/13/2019	Time-Based Restricted Shares							6,130
	2/13/2019	Stock Options								28,300	$84.09
												$2,062,538
Martin Bengtsson		ICP	$0	$239,250	$478,500
	2/13/2019	Performance Shares				1,315	2,630	5,260
	2/13/2019	Time-Based Restricted Shares							1,300
	2/13/2019	Stock Options								6,000	$84.09
												$437,577
David Ludwig		ICP	$0	$118,276	$236,552
	2/13/2019	Performance Shares				870	1,740	3,480
	2/13/2019	Time-Based Restricted Shares							860
	2/13/2019	Stock Options								4,000	$84.09
												$290,048
Scott. Mason		ICP	$0	$174,578	$349,155
	2/13/2019	Performance Shares				1,090	2,180	4,360
	2/13/2019	Time-Based Restricted Share Awards							4,080
	2/13/2019	Stock Options								5,000	$84.09
												$615,670
Mark Stach		ICP	$0	$135,207	$270,414
	2/13/2019	Performance Shares				790	1,580	3,160
	2/13/2019	Time-Based Restricted Shares							2,780
	2/13/2019	Stock Options								3,600	$84.09
												$430,891
William Backus		ICP	$0	$129,699	$259,398
	2/13/2019	Performance Shares				845	1,690	3,380
	2/13/2019	Time-Based Restricted Shares							3,840
	2/13/2019	Stock Options								3,900	$84.09
												$534,660
(1)	The maximum amounts equal 200% of target. Additional information regarding the design of the ICP is included in the Compensation Discussion and Analysis.
(2)
The target number of shares shown in the table reflects the number of shares of our Common Stock earned if performance is achieved at target levels. All shares will be awarded net of applicable tax withholding. Dividend equivalents accrue during the performance cycle and will be paid out in shares, net of applicable tax withholding, based on the actual number of shares earned for the performance cycle, if any.

(3)	The exercise price equals the closing price of our Common Stock on the grant date.
(4)	The amounts represent the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718.

EXECUTIVE COMPENSATION
Terms and Conditions of Awards
The 2017 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2017 Plan, which was adopted by the Company’s shareholders in 2017, permits the grant of Stock Options, SARs, restricted stock awards and other stock-based awards, and provides for the granting of cash performance awards. The 2017 Plan is flexible and allows the Company to change equity grant practices from time to time.
After the adoption of the 2017 Plan, no further awards have been granted under the Second Amended and Restated 1999 Stock Plan (the “1999 Plan”), but outstanding awards granted under the 1999 Plan prior to the adoption of the 2017 Plan continue in accordance with their terms.
Under the 1999 Plan:
1.	Officers and other employees of the Company may be granted Stock Options which qualify as incentive stock options (“ISOs”) under Section 422(b) of the Code;
2.	Directors, officers and employees may be granted Stock Options which do not qualify as ISOs (“Non-Qualified Options”); and
3.	Directors, officers and employees may be granted the right to make direct purchases of Common Stock from the Company and may also be granted Time-Based Restricted Shares and Performance Shares.
The exercise price per share specified to each Stock Option granted under the 1999 Plan may not be less than the fair market value per share of Common Stock on the date of such grant.
Time-Based Restricted Shares generally vest in full three years from the date of grant. In the case of Time-Based Restricted Shares granted under the 1999 Plan, Time-Based Restricted Shares may vest earlier upon an earlier change of control of the Company, provided the executive officer is employed by the Company on that date, but become fully vested upon death. In the event the grantee’s employment with the Company is terminated for cause or upon the grantee’s voluntary resignation from the Company’s employ, prior to vesting in full, the Time-Based Restricted Shares are forfeited. In the event of a major disability or significant illness, Time-Based Restricted Shares will vest based upon the amount of time remaining until the vesting date.
The Performance Shares generally vest in three years from grant, subject to the achievement of certain performance criteria. Performance Shares will vest based upon the amount of time remaining until the vesting date in the event of recipient’s prior death, disability or “retirement,” as such is defined in the applicable Performance Share Grant Agreement.
Upon an earlier change of control, Time-Based Restricted Shares vest at target level performance. The Compensation Committee may accelerate the vesting of either Time-Based Restricted Shares or Performance Shares in its discretion.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, set forth below is disclosure regarding the relationship of the annual total compensation of our employees and the total annual compensation of Mr. Harris, our Chairman, President and CEO.
Mr. Harris had 2019 annual total compensation of $3,808,410 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2019 was approximately $54,205. Therefore, the ratio of Mr. Harris’ 2019 annual total compensation to that of our median employee is approximately 70 to 1.
We identified the median employee by examining the 2019 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2019, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any

EXECUTIVE COMPENSATION
assumptions, adjustments, or estimates with respect to total cash compensation, and annualized the compensation for any full-time employees that were not employed by the Company for all of 2019. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately four percent of our employees receive annual equity awards.
After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the 2019 Summary Compensation Table later in this Proxy Statement.
Outstanding Equity Awards at Fiscal Year End 2019
The following table shows outstanding Stock Options classified as exercisable and not currently exercisable as of December 31, 2019 for each NEO. The table also discloses the number and value of unvested Time-Based Restricted Shares and Performance Shares as of December 31, 2019.
Name	Stock Options				Stock Awards		Performance Awards
	# of Securities Underlying Options
	Exercisable (1)	Not Currently Exercisable (1)	Option Exercise Price/Share	Option Expiration Date	Number of Unvested Shares (2)	$ (3)	Number of Unvested Shares (2)	$ (3)
Theodore Harris	10,000	0	$54.87	4/28/2025
	24,350	0	$60.85	2/23/2026
	15,558	10,372	$85.40	2/21/2027
	3,760	15,040	$74.57	2/15/2028
	0	28,300	$84.09	2/13/2029	10,830	$1,100,653	28,580	$2,904,585
Martin Bengtsson (4)	0	15,000	$85.33	2/4/2029
	0	6,000	$84.09	2/13/2029
					13,300	$1,351,679	2,630	$267,287
David Ludwig
	23,200	0	$32.21	12/6/2020
	12,970	0	$29.06	2/28/2022
	9,134	0	$38.10	2/19/2023
	1,820	0	$50.32	2/26/2024
	5,385	0	$58.52	2/19/2025
	1,200	0	$60.85	2/23/2026
	7,500	0	$60.85	2/23/2026
	7,030	0	$60.85	2/23/2026
	3,432	2,288	$85.40	2/21/2027
	760	3,040	74.57	2/15/2028
	0	4,000	$84.09	2/13/2029	1,800	$182,934	5,110	$519,329
Scott Mason	940	3,760	$74.57	2/15/2028
	0	5,000	$84.09	2/13/2029	8,260	$839,464	4,600	$467,498
Mark Stach	1,200	0	$60.85	2/23/2026
	1,320	880	$85.40	2/21/2027
	688	2,720	74.57	2/15/2028
	0	3,600	$84.09	2/13/2029	3,620	$367,901	3,310	$336,395

EXECUTIVE COMPENSATION
Name	Stock Options				Stock Awards		Performance Awards
	# of Securities Underlying Options
	Exercisable (1)	Not Currently Exercisable (1)	Option Exercise Price/Share	Option Expiration Date	Number of Unvested Shares (2)	$ (3)	Number of Unvested Shares (2)	$ (3)
William Backus	4,178	0	$58.52	2/19/2025
	3,500	0	$60.85	2/23/2026
	15,000	0	$60.85	2/23/2026
	6,670	0	$60.85	2/23/2026
	3,288	2,192	$85.40	2/21/2027
	740	2,960	74.57	2/15/2028
	0	3,900	$84.09	2/13/2029	4,760	$483,759	4,960	$504,085
(1)	Stock Options have a term of ten years from the grant date and become exercisable 20% after 1 year, 60% after 2 years and 100% after 3 years, beginning on the first anniversary of the grant date.
(2)
Time-Based Restricted Shares generally vest three years from the date of grant. Performance Shares vest in three years and are reflected at target payout based on the probable outcome of the performance conditions. The following table provides information with respect to the final vesting dates of each outstanding restricted stock award (both Time-Based Restricted Shares and Performance Shares based) held by each NEO as of December 31, 2019.

Final Vesting Date	Theodore Harris	Martin Bengtsson	William Backus	David Ludwig	Scott Mason	Mark Stach
Jan. 1, 2020	6,530		1,380	1,440
Feb. 4, 2020		4,000(4)
Jan. 1, 2021	9,660		1,890	1,930	2,420	1,730
Feb. 4, 2021		4,000(4)
Oct. 2, 2021					3,000
Oct. 23, 2021
Jan. 1, 2022	12,390	2,630	1,690	1,740	2,180	1,580
Feb. 4, 2022		4,000(4)
Feb. 13, 2022	6,130	1,300	3,840	860	4,080	2,780
Feb. 15, 2022	4,700		920	940	1,180	840
Total	39,410	15,930	9,720	6,910	12,860	6,930
(3)	Value is computed based on the closing price of our Common Stock on December 31, 2019, which was $101.63 per share.
(4)
In connection with the hiring of Mr. Bengtsson as Chief Financial Officer, the Company and Mr. Bengtsson entered into an offer letter dated January 10, 2019 (“Bengtsson Offer Letter”). The Bengtsson Offer Letter provided in part that Mr. Bengtsson would also receive 12,000 shares of Company Time-Based Restricted Shares, which will vest ratably over three years after the date of grant (February 4, 2019), with one-third vesting each year beginning in 2020, and Stock Options to acquire 15,000 shares of Company stock at $85.33 per share, which Stock Options vest 20% after Year 1 (February 4, 2020), 40% after Year 2 (February 4, 2021), and 40% after Year 3 (February 4, 2021).

Option Exercises and Stock Vested in 2019
The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, by each of our NEOs during the fiscal year ended December 31, 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Theodore Harris	0	N/A	5,206(2)	$437,773
Martin Bengtsson	0	N/A	0	N/A
David Ludwig	12,750	$861,742	3,198(2)(3)	$274,395
Scott Mason	0	N/A	0	N/A
Mark Stach	0	N/A	0	N/A
William Backus	0	N/A	2,742(2)(3)	$234,822
(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

EXECUTIVE COMPENSATION
(2)
Reflects the earnings of Performance Shares granted in 2016 under the Fiscal 2016 – 2018 Performance Share awards including dividend equivalent shares. The Performance Shares were subject to performance goals for the performance period ended December 31, 2018, with the number of TSR Performance Shares vesting representing 149.5% of the target shares and with no EBITDA Performance Shares vesting as the threshold for EBITDA Performance Shares was not achieved. Awards vested on February 13, 2019. See “LTIP Awards” beginning at page 30 above). Values realized for performance shares earned are based on the closing share prices ($84.09) on February 13, 2019, the date the Compensation Committee determined that the performance targets for the performance period ended December 31, 2018 had been met.

(3)	For Messer’s Ludwig and Backus, the amounts shown reflect both the Performance Shares discussed in Note 2 above and the vesting of Time-Based Restricted Shares.
Nonqualified Deferred Compensation
For a description of the Balchem Deferred Compensation Plan, see “Balchem Deferred Compensation Plan” at Page 32 above.
Information regarding deferred elections under the Deferred Compensation Plan are included in the table below:
Name	NEO Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Theodore Harris	$ 680.252	$ 15,661	$0	$ 796,526
Martin Bengtsson	$0	$0	$0	$0
David Ludwig	$ 135,743	$ 14,345	$0	$ 150,087
Scott Mason	$0	$0	$0	$0
Mark Stach	$ 171,423	$ 24,533	$0	$ 219,946
William Backus	$ 2,863	$ 109	$0	$5,787
(1)
NEO contributions include any deferrals of annual compensation, including earned awards under the ICP. These amounts are included in the NEOs’ compensation under either “Salary” or “Non-Equity Incentive Compensation”.

Termination of Employment and Change of Control Arrangements
Agreement with Theodore L. Harris. We entered into an employment agreement with Mr. Harris on April 22, 2015, which provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to extend the agreement within 60 days of the end of the then-current term.
If we terminate the employment agreement other than for “Cause” (as defined below) or in the event Mr. Harris terminates his employment under certain limited circumstances effectively amounting to a constructive termination, subject to his execution of an effective release of claims in favor of the Company, he will be entitled to severance payments equal to 200% of his then current annual salary (payable in 12 monthly installments), and all of his unvested equity grants would become fully vested and exercisable, plus a portion of the ICP bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred, to be determined by the Compensation Committee.
If we terminate the employment agreement other than for Cause within two years after a change of control event, Mr. Harris would be entitled to a lump sum severance payment equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him in respect of the fiscal year immediately preceding the year in which the change of control event occurred (payable within 90 days following such termination, provided that Mr. Harris executes an effective release of claims in favor of the Company).
If Mr. Harris were to voluntarily terminate his employment after the occurrence of a change of control event, but prior to the second anniversary of such an event, subject to his execution of an effective release of claims in favor of the Company, he would be entitled to severance payments equal to 100% of his then current annual salary (payable in 12 equal monthly installments). In the event of any termination by the Company entitling Mr. Harris to severance payments, the Compensation Committee may accelerate the vesting of Mr. Harris’ Time-Based Restricted Shares, Performance Shares and/or Stock Options.

EXECUTIVE COMPENSATION
In the event that any of the payments provided for in the employment agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Code), the amount of payments would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Code, if this reduction would cause Mr. Harris to receive a larger after-tax amount than if no reduction were made.
Under the employment agreement with Mr. Harris, “Cause” means: habitual absence or lateness; gross insubordination or material violation of published material Company policies; failure to devote full time to the Company’s business; failure to comply with the obligations of confidentiality, non-competition and non-solicitation of the Company’s clients, customers and employees; any action which constitutes a violation of any applicable criminal statute; or any act which frustrates or violates the fiduciary duties owed by Mr. Harris to the Company. In addition, “Change in Control” means:
(i)
any person or group is or becomes (including by merger, consolidation or otherwise) the beneficial owner, directly or indirectly, of 50% or more of the voting power of the total outstanding voting stock of the Company; or

(ii)
the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the capital stock or assets of Company to any person or group as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the ultimate beneficial owners of the voting stock of such person immediately after giving effect to such transaction own, directly or indirectly, more than 80% of the total voting power of the total outstanding voting stock of Company immediately prior to such transaction.

During the period of Mr. Harris’ employment (or, in the case of a voluntary termination by Mr. Harris or a termination of his employment by the Company for Cause, the balance of the term of the employment agreement before giving effect to such termination) and for a period of two years thereafter, the employment agreement imposes on Mr. Harris certain non-competition and non-solicitation obligations regarding the Company and its clients, customers and its employees.
The amount of compensation payable to Mr. Harris in the event of termination of employment, assuming termination as of December 31, 2019, and a share price for our Common Stock equal to the closing market price on that date, is set forth in the table below. Mr. Harris’ employment agreement does not obligate us to provide any compensation to Mr. Harris in the case of a Change in Control that does not result in termination of employment; however, the 1999 Plan provides for full vesting of all Time-Based Restricted Shares, Performance Shares and/or Stock Options granted under the 1999, upon a change in control, as defined in such Plan and the 2017 Plan allows for the discretionary automatic acceleration of outstanding awards upon the occurrence of a Change-in-Control pursuant to the terms of Mr. Harris’ employment agreement.
Benefits and Payments upon Termination
Event	Base Salary	ICP Bonus (1)	Acceleration of Vesting Stock Options and Restricted Shares (2)	Total
Voluntary termination by Mr. Harris or termination for Cause	$—	$915,000	$4,005,238	$4,920,238
Termination by Mr. Harris within 12 months after demotion by Company or because of constructive termination	$ 1,830,000	$915,000	$5,076,940	$7,821,940
Termination by Company following a Change in Control, except for Cause (3)	$ 1,830,000	$915,000	$5,076,940	$7,821,940
Voluntary termination by Mr. Harris following a Change of Control (3)	$ 915,000	$915,000	$5,076,940	$6,906,940
Termination by Company for any reason other than for Cause or after receipt of notice of termination from Mr. Harris	$ 1,830,000	$915,000	$5,076,940	$7,821,940
Death	$—	$915,000	$4,005,238	$4,920,238
(1)	Represents the target bonus level under the ICP.
(2)	Amounts in this column are calculated by: (i) multiplying the number of shares subject to accelerated vesting (all Time-Based

EXECUTIVE COMPENSATION
Restricted Shares being accelerated and the target level of Performance Shares being accelerated) by $101.63, which is the closing market price per share of our Common Stock on December 31, 2019, and (ii) the difference between (x) the per share grant price of the accelerated Stock Options and (y) $101.63, which is the closing market price per share of our Common Stock on December 31, 2019 Performance Shares) and Stock Options.
(3)	Assumes the Change of Control occurred within the two-year period prior to December 31, 2019.
The amounts shown in the table above do not include payments for accrued salary and vacation, or payments made under any life insurance policy in the case of death. Amounts shown in the table are subject to reduction to the extent necessary to avoid an “excess parachute payment” under Section 280G of the Code, if such reduction would cause the executive to receive a larger after-tax amount than if no reduction were made.
Offer Letter with Mr. Bengtsson. Under the terms of the Bengtsson Offer Letter, if the Company terminates Mr. Bengtsson’s employment for any reason other than Cause (as defined in the Bengtsson Offer Letter), Mr. Bengtsson will receive a severance payment equal to one year of annual base salary, payable in twelve equal installments commencing on the month following the month in which the termination occurs.
All our NEOs, other than Mr. Harris, are employees-at-will and, as such, do not have employment agreements, therefore, we are not obligated to provide them with any post-employment compensation or benefits. However, upon a change of control, as defined in the 1999 Plan, all unvested Stock Options granted pursuant to that plan immediately vest and become exercisable, all restrictions, applicable to outstanding shares of Time-Based Restricted Shares granted pursuant to that plan, lapse, and all Performance Shares granted pursuant to that plan shall immediately vest and be deemed earned. Except as provided in Mr. Harris’ employment agreement, the 2017 Plan does not provide for automatic acceleration of outstanding awards upon the occurrence of a change of control. Assuming such a change of control occurred on December 31, 2019, based on the closing market price of our Common Stock on December 31, 2019 (the last trading day of 2019), the amount of compensation payable to the NEOs other than Mr. Harris, are as follows: Mr. Bengtsson, $0; Mr. Ludwig $0; Mr. Mason $0, Mr. Stach, $0 and Mr. Backus, $0.
Related Party Transactions
Other than the compensation and employment arrangements described above, since the beginning of 2019, we have not entered into any transactions in which any of our directors or executive officers or their immediate family members have a direct or indirect interest.
The Company has adopted a related party transaction policy. Under the related party transaction policy, our Audit Committee reviews and approves proposed transactions or courses of dealings with respect to which holders of 5% or more of our stock and/or our executive officers or directors or members of their immediate families have an interest. Before entering into any transaction, arrangement or relationship constituting an interested transaction, other than certain basic pre-approved transactions, all material facts are required to be reviewed by the Audit Committee, which has the authority to approve or disapprove the transaction based on appropriate factors, including whether the transaction is on terms no less favorable to the Company than terms generally available from an un-affiliated third party and the extent of the related person’s interest in the transaction.

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table provides information, as of December 31, 2019, with respect to shares of our Common Stock that may be issued pursuant to awards under the 2017 Plan and the 1999 Plan (each as described above). These plans are the Company’s only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of our Common Stock may be allocated to, or purchased on behalf of, participants in the Company’s 401(k) retirement plan (described above). Consistent with SEC regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company’s 401(k) retirement plan is not included in the table below.
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights 1	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column) (1)
Equity compensation plans approved by security holders	950,952	$68.18	1,095,144
Equity compensation plans not approved by security holders	0	0	0
Total	950,952	$68.18	1,095,144
(1)	25,218 shares of unvested Time-Based Restricted Shares granted to non-employee directors and 91,760 shares of unvested Time-Based Restricted Shares granted to NEOs are excluded from this table.

EXECUTIVE COMPENSATION
Security Ownership of Certain Beneficial Owners and of Management
The table below sets forth as of April 1, 2020, the number of shares of Common Stock beneficially owned by (i) each director, (ii) each of the NEOs, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to 5% or more of the outstanding shares of our Common Stock known to the Company based upon filings with the SEC, and (iv) all current directors and NEOs as a group, and the percentage ownership of our outstanding Common Stock as of such date held by each such holder and group. The table does not include Performance Shares granted under the Company’s LTIP (which grants vest at the end of three years), as the number of shares to be awarded is not determinable at the time of grant and the recipients do not have beneficial ownership of such shares.
Name and Address of Beneficial Owner		Beneficially Owned(1)	Percent of Class(2)
BlackRock Institutional Trust Company, N.A.	3	4,785,224	14.9%
The Vanguard Group, Inc.	4	3,656,656	11.36%
Brown Capital Management, LLC	5	1,879,920	5.84%
Ted Harris	6	128,626	*
David Ludwig	7	73,101	*
William Backus	8	55,127	*
Perry Premdas	9	52,127	*
John Televantos	10	31,693	*
Paul Coombs	11	24,973	*
David Fischer	12	21,388	*
Martin Bengtsson	13	17,433	*
Scott Mason	14	16,370	*
Mark Stach	15	11,221	*
Matthew Wineinger	16	8,074	*
Daniel Knutson	17	5,628	*
Joyce Lee	18	607
Totals Executive Officers/Directors		446,368	1.38%

Shares Outstanding April 1, 2020		32,276,169
*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable, or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company’s knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for calculating the percentage ownership of any other person.

(3)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 4, 2020. Such entity’s address as reported in its Schedule 13G/A is 55 East 52nd Street, New York, NY 10022.

(4)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 12, 2020. Such entity’s address as reported in its Schedule 13G/A is 100 Vanguard Blvd, Malvern, PA 19355.

(5)
Based upon information provided in a Schedule 13G/A for such entity filed with the SEC on February 14, 2020. Such entity’s address as reported in its Schedule 13G/A is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)
Consists of 77,220 shares such person has the right to acquire pursuant to Stock Options, 15,860 shares of Time-Based Restricted Shares, 1,227 shares held in such person’s Company 401(k) retirement plan account, and 34,319 shares held directly.

EXECUTIVE COMPENSATION
(7)
Consists of 53,839 shares such person has the right to acquire pursuant to Stock Options, 1,800 shares of Time-Based Restricted Shares, 347 shares held in such person’s Company 401(k) retirement plan account, and 17,115 shares held directly.

(8)
Consists of 37,828 shares such person has the right to acquire pursuant to Stock Options, 5,410 shares of Time-Based Restricted Shares, 410 shares held in such person’s Company 401(k) retirement plan account, and 11,479 shares held directly.

(9)	Consists of 2,748 shares such person has the right to acquire pursuant to Stock Options, 3,518 shares of Time-Based Restricted Shares, and 45,861 shares held directly.
(10)	Consists of 2,748 shares such person has the right to acquire pursuant to Stock Options, 3,518 shares of Time-Based Restricted Shares, and 25,427 shares held directly.
(11)	Consists of 2,748 shares such person has the right to acquire pursuant to Stock Options, 3,518 shares of Time-Based Restricted Shares, and 18,707 shares held directly.
(12)	Consists of 2,748 shares such person has the right to acquire pursuant to Stock Options, 3,518 shares of Time-Based Restricted Shares, and 15,122 shares held directly.
(13)
Consists of 4,200 shares such person has the right to acquire pursuant to Stock Options, 10,280 shares of Time-Based Restricted Shares, 347 shares held in such person’s Company 401(k) retirement plan account, and 2,606 shares held directly.

(14)
Consists of 3,820 shares such person has the right to acquire pursuant to Stock Options, 9,130 shares of Time-Based Restricted Shares, 420 shares held in such person’s Company 401(k) retirement plan account, and 3,000 shares held directly.

(15)
Consists of 6,160 shares such person has the right to acquire pursuant to Stock Options, 4,300 shares of Time-Based Restricted Shares, and 761 shares held in such person’s Company 401(k) retirement plan account.

(16)	Consists of 2,748 shares such person has the right to acquire pursuant to Stock Options, 3,518 shares of Time-Based Restricted Shares, and 1,808 shares held directly
(17)	Consists of 2,748 shares such person has the right to acquire pursuant to Stock Options, 2,230 shares of Time-Based Restricted Shares, and 650 shares held directly.
(18)	Consists of 607 Time-Based Restricted Shares.

INFORMATION RELATING TO PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accountant Fees and Services
During 2019, the Company retained RSM to audit the consolidated financial statements for the fiscal year ended 2019. In addition, the Company also retained RSM to provide services relating to Management’s Assessment of Internal Controls as required by Section 404 of the Sarbanes-Oxley Act, as well as for other audit-related services. During the period covering the fiscal years ended December 31, 2019 and 2018, RSM performed the following professional services:
	2019	2018
Audit fees (1)	$1,290,141	$ 1,189,375
Audit-related fees (2)	$265,402	$ 51,018
Tax fees (3)	$75,104	—
Total fees	$1,630,647	$ 1,240,393
(1)
Audit fees for 2019 relate to audit of the annual consolidated financial statements and quarterly reviews, including out of pocket disbursements and administrative charges, and fees related to foreign statutory audit.

(2)	Audit-related fees for 2019 consist of fees paid for the employee benefit plan audit and fees paid for financial due diligence procedures related to the Chemogas acquisition.
(3)	Tax fees for 2019 consist of tax due diligence procedures related to the Chemogas acquisition.
Audit Committee Financial Expert
The Board of Directors has determined that Mr. Knutson, the Chairman of the Audit committee, is an “audit committee financial expert” as defined under SEC rules.
Policy on Pre-Approval of Audit and Non-Audit Services
All audit and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.
The Audit Committee reviewed all audit and non-audit services provided by RSM with respect to the fiscal year ended December 31, 2019 and concluded that the provision of such services was compatible with maintaining independence in the conduct of its auditing functions. All audit and non-audit services provided by RSM described in the table above were pre-approved by the Audit Committee.
Audit Committee Report
The Board of Directors has appointed an Audit Committee consisting of three directors. Each member of the Audit Committee is independent as defined under the NASDAQ Marketplace Rules and SEC independence requirements applicable to audit committee members. The Board of Directors has adopted a written charter with respect to the Audit Committee’s responsibilities. The Audit Committee oversees the Company’s internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company’s financial reporting process and risk exposure.
In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and discussed the audit with RSM, the Company’s independent registered public accounting firm. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit

Committees). This included a discussion of the independent auditors’ judgment as to the quality, not just the acceptability, of the Company’s accounting principles as applied to the Company’s financial reporting, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from RSM the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with RSM and management RSM’s independence.
Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm’s responsibility is to express an opinion on the effectiveness of the Company’s internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s assessment process of internal controls over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.
The Audit Committee also considered whether the provision of non-audit services by RSM to the Company is compatible with RSM’s independence. RSM advised the Audit Committee that RSM was and continues to be independent with respect to the Company.
Based upon the reviews, discussions and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
The Audit Committee has also recommended that the Board of Directors approve the selection of RSM as the Company’s independent auditors for 2020.
Submitted by the Audit Committee of the Board of Directors.
Daniel E. Knutson (Chair)
Paul D. Coombs
David B. Fischer
Joyce Lee

being the members of the Audit Committee of the Board of Directors

MISCELLANEOUS ITEMS
Quorum Required
Maryland law and the Company’s Bylaws require the presence of a quorum for the meeting, defined as the presence at the Meeting or represented by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. Abstentions will be treated as “present” for purposes of determining whether a quorum has been reached.
Voting Securities
Shareholders of record on Record Date will be eligible to vote at the Meeting. The voting securities of the Company consist of its Common Stock, of which 32,316,681 shares were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.
Shareholder Proposals for 2021 Annual Meeting of Shareholders
From time to time, the shareholders of the Company may wish to submit proposals which they believe should be voted upon by the shareholders. SEC regulations govern the inclusion of such proposals in the Company’s proxy materials. For a proposal to be eligible for inclusion in the Company’s Proxy Statement for the 2021 Annual Meeting, it must be received by the Secretary of the Company at the Company’s principal executive offices no later than December 28, 2020 and must satisfy the other requirements in the SEC regulations.
With respect to any shareholder proposal intended to be presented at the 2021 Annual Meeting of Shareholders but not submitted for inclusion in the Company’s proxy materials for that meeting, the proxy for such meeting will confer discretionary authority to vote on such proposal unless the Company is notified of such proposal not later than March 13, 2021 (45 days prior to the anniversary of the date this Proxy Statement is first being sent to shareholders).
Director Attendance at Annual Meetings of Shareholders
The Company’s policy with regard to directors’ attendance at annual meetings of shareholders is included in the Governance Guidelines. All of our directors attended the Company’s 2019 annual meeting of shareholders.
Matters Not Determined at the Time of Solicitation
The Board of Directors is not aware of any matters to come before the Meeting other than as described above. If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of Proxy Card will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.
Approval of any other matter that may come before the Annual Meeting is be determined by the affirmative vote of a majority of all votes cast on the matter, by attending the virtual meeting or represented by proxy. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the vote.

Instructions for the Virtual Annual Meeting
This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. We encourage our shareholders to participate in the Annual Meeting. As described below, technical support will be available to you on the Meeting date through the Meeting Platform. If you have questions about participating in the Annual Meeting prior to Meeting date, please email the undersigned at mstach@balchem.com. If your questions are technical in nature, they will be referred to Balchem’s Information Technology department for resolution.
To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/BCPC2020 and enter the 16-digit control number included on Proxy Card or Materials’ Notice or on the instructions that accompanied your proxy materials. You may begin to log into the Meeting Platform beginning at 1:55 p.m. EDT on June 18, 2020. The meeting will begin promptly at 2:00 p.m. EDT on June 18, 2020.
If you wish to submit a question, you may submit your question during the meeting, log into the Meeting Platform at www.virtualshareholdermeeting.com/BCPC2020, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Meeting due to time constraints will be posted online and answered at https://www.balchem.com/investor.relations/. The questions and answers will be available as soon as practical after the Meeting and will remain available until one week after posting.
If you encounter any technical difficulties with the Meeting Platform on the Meeting day, please call the technical support number that will be posted on the Meeting Platform. Technical support will be available starting at 8:00 a.m. EDT on June 18, 2020 and will remain available until thirty minutes after the Meeting has finished.
/s/ Mark A. Stach
Mark A. Stach
Secretary
April 27, 2020

New Hampton, New York

The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2019 is being mailed to shareholders this Proxy Statement. The Annual Report does not form part of this Proxy Statement for the solicitation of proxies.

BALCHEM CORPORATION
52 SUNRISE PARK ROAD
NEW HAMPTON, NY 10958

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 17, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 15, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BCPC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2020 for shares held directly and by 11:59 p.m. Eastern Time on June 15, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E96922-P35287

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BALCHEM CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David B. Fischer
02) Perry W. Premdas
03) Dr. John Y. Televantos

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year 2020.	☐	☐	☐
3. Non-binding advisory approval of Named Executive Officers compensation as described in the Proxy Statement.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

E96923-P35287

REVOCABLE PROXY
BALCHEM CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD JUNE 18, 2020

The undersigned hereby appoints Theodore L. Harris, C. Martin Bengtsson and Mark A. Stach, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 18, 2020, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby revokes all proxies previously given by the undersigned to vote at this meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxies will vote: FOR the nominees for election as directors named on this proxy card; FOR the ratification of the appointment of RSM US LLP, as the Company's independent registered public accounting firm for the year 2020; FOR approval of the compensation of our Named Executive Officers; and in their discretion on such other matters as may properly come before the meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side